                                                                   EXHIBIT 10.36
================================================================================



                               CREDIT AGREEMENT


                         Dated As Of December 9, 1994


                                    between


                       TRANS LEASING INTERNATIONAL, INC.


                                      and


                 FIRST UNION NATIONAL BANK OF NORTH CAROLINA,


                           individually and as Agent



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.  DEFINITIONS, INTERPRETATION OF AGREEMENT AND COMPLIANCE WITH
    FINANCIAL RESTRICTIONS................................................     1

    1.1   Definitions.....................................................     1
    1.2   Other Definitional Provisions...................................    23
    1.3   Interpretation of Agreement.....................................    24
    1.4   Compliance with Financial Restrictions..........................    24

2.  COMMITMENT OF THE BANKS...............................................    24
    2.1   Revolving Loans.................................................    24
    2.2   Fixed Rate Loans................................................    24
    2.3   Term Loan.......................................................    24

3.  LOAN OPTIONS; BORROWING PROCEDURES; CONTINUATION/CONVERSION
    OF LOANS; CERTAIN LOAN TERMS..........................................    25
    3.1   Loan Options....................................................    25
    3.2   Borrowing Procedures............................................    25
    3.3   Continuation and/or Conversion of Loans.........................    27
    3.4   Funding Losses..................................................    27
    3.5   Capital Adequacy................................................    28

4.  NOTES EVIDENCING BORROWINGS...........................................    29
    4.1   Notes Evidencing Revolving Loans................................    29
    4.2   Notes Evidencing Fixed Rate Loans...............................    29
    4.3   Notes Evidencing Term Loans.....................................    29

5.  INTEREST AND FEES.....................................................    29
    5.1   Interest - Revolving Loans......................................    29
    5.2   Interest - Fixed Rate Loans.....................................    30
    5.3   Interest - Term Loans...........................................    30
    5.4   Interest after Maturity.........................................    30
    5.5   Commitment Fee..................................................    31
    5.6   Method of Calculating Interest and Fees.........................    31

6.  PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION OF THE
    CREDIT AND SETOFF.....................................................    31

    6.1   Place of Payment................................................    31
    6.2   Mandatory Prepayments...........................................    32

    6.3   Optional Prepayments - Revolving Loans..........................   32
    6.4   Optional Prepayments - Term Loan................................   33
    6.5   Optional Prepayment of Fixed Rate Loans.........................   33
    6.6   Reduction or Termination of the Credit..........................   35
    6.7   Setoff..........................................................   36
    6.8   Proration of Payments...........................................   37

7.  ADDITIONAL PROVISIONS RELATING TO EURODOLLAR LOANS....................   37
    7.1   Increased Cost..................................................   37
    7.2   Eurodollar Deposits Unavailable or Interest Rate
          Unascertainable.................................................   38
    7.3   Changes in Law Rendering Eurodollar Loans Unlawful..............   39
    7.4   Funding.........................................................   40
    7.5   Mitigation......................................................   40

8.  WARRANTIES............................................................   41
    8.1   Existence.......................................................   41
    8.2   Authorization...................................................   41
    8.3   No Conflicts....................................................   41
    8.4   Validity and Binding Effect.....................................   41
    8.5   No Default......................................................   42
    8.6   Financial Statements............................................   42
    8.7   Insurance.......................................................   42
    8.8   Litigation......................................................   43
    8.9   Liens...........................................................   43
    8.10  Subsidiaries....................................................   44
    8.11  Partnerships....................................................   44
    8.12  Purpose.........................................................   44
    8.13  Regulation U....................................................   44
    8.14  Compliance......................................................   44
    8.15  Pension and Welfare Plans.......................................   44
    8.16  Taxes...........................................................   45
    8.17  Investment Company Act Representation...........................   45
    8.18  Public Utility Holding Company Act Representation...............   46

9.  COMPANY'S COVENANTS...................................................   46
    9.1   Financial Statements and Other Reports..........................   46
    9.2   Notices.........................................................   48
    9.3   Existence.......................................................   49
    9.4   Nature of Business..............................................   49
    9.5   Books, Records and Access.......................................   49
    9.6   Insurance.......................................................   49

    9.7   Insurance Reports...............................................   49
    9.8   Repair..........................................................   50
    9.9   Taxes...........................................................   50
    9.10  Compliance......................................................   51
    9.11  Pension Plans...................................................   51
    9.12  Merger, Purchase and Sale.......................................   51
    9.13  Liabilities to Net Worth Ratio..................................   52
    9.14  Tangible Net Worth..............................................   52
    9.15  Capital Expenditures............................................   53
    9.16  Interest Coverage...............................................   53
    9.17  Restricted Payments.............................................   53
    9.18  Company's and Subsidiaries' Stock...............................   54
    9.19  Indebtedness....................................................   54
    9.20  Liens...........................................................   55
    9.21  Guaranties......................................................   56
    9.22  Investments.....................................................   56
    9.23  Leases..........................................................   57
    9.24  Lease Portfolio.................................................   57
    9.25  Unconditional Purchase Obligation...............................   58
    9.26  Other Agreements................................................   58
    9.27  Use of Proceeds.................................................   58
    9.28  Transactions with Related Parties...............................   59
    9.29  Subsidiaries; Partnerships......................................   59

10. CONDITIONS PRECEDENT TO ALL REVOLVING LOANS, FIXED RATE
    LOANS AND THE TERM LOANS..............................................   59
    10.1  Notice..........................................................   59
    10.2  Default.........................................................   59
    10.3  Insurance.......................................................   59
    10.4  Warranties......................................................   60
    10.5  Certification...................................................   60
    10.6  Term Notes; Fixed Rate Loan Notes...............................   60

11. CONDITION PRECEDENT TO INITIAL REVOLVING LOANS........................   60
    11.1  Revolving Note..................................................   60
    11.2  Resolutions.....................................................   61
    11.3  Incumbency Certificate..........................................   61
    11.4  By-Laws.........................................................   61
    11.5  Certificate of Incorporation....................................   61
    11.6  Good Standing...................................................   61
    11.7  Opinion.........................................................   61

    11.8  Exhibits; Schedules.............................................   61
    11.9  Borrowing Base Certificate......................................   61

12. EVENTS OF DEFAULT AND REMEDIES........................................   61
    12.1  Events of Default...............................................   61
    12.2  Remedies........................................................   64

13. THE AGENT.............................................................   65
    13.1  Authorization and Appointment...................................   65
    13.2  Indemnification.................................................   65
    13.3  Exculpation.....................................................   66
    13.4  Non-Reliance on Agent...........................................   67
    13.5  Agent and Affiliates............................................   68
    13.6  Notice to Holder of Notes.......................................   68
    13.7  Resignation.....................................................   68

14. GENERAL...............................................................   68
    14.1  No Waiver by the Agent or Banks.................................   68
    14.2  Amendments......................................................   69
    14.3  Notices.........................................................   70
    14.4  Expenses; Attorney's Fees.......................................   70
    14.5  Assignments; Participations.....................................   71
    14.5.1  Assignments...................................................   71
    14.5.2  Effectiveness of Assignments..................................   72
    14.5.3  Participations................................................   73
    14.6  Information.....................................................   74
    14.7  Severability....................................................   75
    14.8  Successors......................................................   75
    14.9  Counterparts....................................................   75
    14.10 Governing Law...................................................   75
    14.11 WAIVER OF JURY TRIAL............................................   75

                        LIST OF SCHEDULES AND EXHIBITS


                                   Schedules
                                   ---------

Schedule 8.7         Insurance Summary
Schedule 8.8         Litigation
Schedule 8.9         Liens
Schedule 8.10        Subsidiaries
Schedule 8.11        Partnerships
Schedule 8.15        Welfare Benefit Plans
Schedule 9.19        Indebtedness
Schedule 9.22        Investments


                                   Exhibits
                                   --------

Exhibit A            Form of Fixed Rate Loan Note
Exhibit B            Form of Revolving Note
Exhibit C            Form of Term Note
Exhibit D            Form of Confirmation
Exhibit E            Form of Fixed Rate Loan Request
Exhibit F            Form of Compliance Certificate
Exhibit G            Form of Borrowing Base Certificate
Exhibit H            Form of Subordination Agreement
Exhibit I            Form of Opinion

                               CREDIT AGREEMENT

     THIS AGREEMENT is entered into as of December 9, 1994, between TRANS LEASING INTERNATIONAL, INC., a Delaware corporation (the "Company"), and First Union National Bank of North Carolina ("First Union"), individually and as Agent.

     WHEREAS, the Company and First Union desire to enter into this Credit Agreement pursuant to which First Union will make certain loans to the Company as more fully described herein;

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements hereinafter set forth, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS, INTERPRETATION OF AGREEMENT AND COMPLIANCE WITH FINANCIAL RESTRICTIONS.

            1.1 Definitions. In addition to the terms defined elsewhere in this
                -----------
     Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Account" has the meaning ascribed to such term in Section 3.2(c).
             -------                                           --------------

            "Agent" means First Union as Agent for the Banks (if any) hereunder,
             -----
     and includes any Person subsequently appointed as the successor Agent pursuant to Section 13.7.
                 ------------

            "Agreement" means this Credit Agreement, as it may be amended,
             ---------
       modified or supplemented from time to time.

            "Alternate Reference Rate" means, for any day, a fluctuating rate
             ------------------------
     per annum equal to the greater of (i) the Reference Rate in effect on such day or (ii) a rate per annum (rounded upward to the next highest 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the Federal Funds Effective Rate in effect on such day plus one-half of one percentage point (1/2%) per annum. If for any reason the

     Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason (including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof), the Alternate Reference Rate shall be a fluctuating rate per annum equal to the Reference Rate in effect from time to time until the circumstances giving rise to such inability no longer exist.

            "Alternate Reference Rate Loan" means any Loan which bears interest
             -----------------------------
     at a rate determined with reference to the Alternate Reference Rate.

            "Alternate Reference Rate Revolving Loan" means any Revolving Loan
             ---------------------------------------
     which bears interest at a rate determined with reference to the Alternate Reference Rate.

            "Alternate Reference Rate Term Loan" means the Term Loans when they
             ----------------------------------
     bear interest at a rate determined with reference to the Alternate Reference Rate.

            "Alternative Fixed Rate" has the meaning ascribed to such term in
             ----------------------
      Section 6.5.
      -----------

            "Applicable Payments" has the meaning ascribed to such term in
             -------------------
     Section 6.5.
     -----------

            "Assignee" has the meaning ascribed to such term in Section 14.5.
             --------                                           ------------

            "Assignment" has the meaning ascribed to such term in Section 14.5.
             ----------                                           ------------

            "Assignment and Assumption Agreement" has the meaning ascribed to
             -----------------------------------
     such term in Section 14.5.
                  ------------

            "Average Original Equipment Cost of Assets" has the meaning ascribed
             -----------------------------------------
     to such term in Section 9.24.
                     ------------

            "Bank" shall include First Union and any Person which becomes a
             ----
     "Bank" hereunder pursuant to Section 14.5.
                                  ------------

     "Bank of America" means Bank of America Illinois, a national banking
      ---------------
association.

     "Banking Day" means any day on which banks are open for business in
      -----------
Charlotte, North Carolina and, with respect to Eurodollar Loans, on which dealings in foreign currencies and exchange may be carried on by the Banks in the interbank eurodollar market.

     "Bid Side of the Eurodollar Market" has the meaning ascribed to such term
      ---------------------------------
in Section 6.5.
   -----------

     "Borrowing" means Loans of the same type and (a) in the case of Eurodollar
      ---------
Loans, having the same Interest Period and (b) in the case of Fixed Rate Loans, having the same amortization and maturity dates, made by all Banks on the same Banking Day and pursuant to the same request in accordance with Section 3.2 or
                                                                -----------
3.3.
- - - ---

     "Borrowing Base" means the excess of (a) the sum of (i) 85% of the present
      --------------
value of Eligible Lease Receivables (determined, for each Lease, on the basis of the Receivable Discount Rate), plus (ii) 85% of the present value of Eligible Vendor Note Receivables (determined, for each Vendor Note, on the basis of the Receivable Discount Rate), plus (iii) 25% of the present value (determined on the basis of the Receivable Discount Rate) of the lesser of (X) 11% of the aggregate original acquisition cost of the property leased under Eligible Leases and (Y) the aggregate Residuals with respect to Eligible Leases, plus (iv) the total amount of Unrestricted Cash of the Company and its consolidated Subsidiaries over (b) the Company's Consolidated Total Liabilities other than the outstanding principal balance of the Loans; provided, that to the extent the
                                                --------
sum of (x) the aggregate Eligible Lease Receivables, plus (y) the aggregate Eligible Vendor Note Receivables due from any one Person (other than Hanjin Shipping and all of its subsidiaries, including Korean Airlines) exceeds $1,000,000 as of such time of determination and in the case of Hanjin Shipping and all of its subsidiaries, including Korean Airlines, exceeds $3,000,000 as of such time of determination, the portion thereof in excess of such amounts shall be excluded from the computation of the Borrowing Base.

     "Borrowing Base Certificate" has the meaning ascribed to such term in
      --------------------------
Section 9.1(a).
- - - --------------

     "Capitalized Lease" means any lease which is or should be capitalized on
      -----------------
the balance sheet of the lessee in accordance with GAAP.

     "Code" means the Internal Revenue Code of 1986 and any successor statute of
      ----
similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     "Commitment" means, as the context may require, a Bank's Revolving Loan
      ----------
Commitment, Term Loan Commitment or Fixed Rate Loan Commitment.

     "Commitment Amount" means, as the context may require, the Revolving Loan
      -----------------
Commitment Amount, Term Loan Commitment Amount or Fixed Rate Loan Commitment Amount.

     "Compliance Certificate" has the meaning ascribed to such term in Section
      ----------------------                                           -------
9.1(d).
- - - ------

     "Confirmation" has the meaning ascribed to such term in Section 3.2(a).
      ------------                                           --------------

     "Consolidated Tangible Net Worth" means, at any time, the total of (a)
      -------------------------------
shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of the Company and its consolidated Subsidiaries calculated in accordance with GAAP, plus (b)
                                                              ----
Subordinated Debt of the Company and its consolidated Subsidiaries (other than that portion thereof which is due within twelve (12) months of such time), minus
                                                                           -----
(c) the sum of (i) the total amount of any intangible assets of the Company and its consolidated Subsidiaries, plus (ii) Restricted Cash of the Company and its
                               ----
Subsidiaries (not including any Restricted Cash of a Securitization Subsidiary) plus (iii) the
- - - ----

Company's aggregate Net Assets of Securitization Subsidiaries. Intangible assets shall include, without limitation, unamortized debt discount and expense, unamortized deferred charges and goodwill.

     "Consolidated Total Liabilities" means, at any date of determination, the
      ------------------------------
sum of (a) the total liabilities of the Company and its consolidated Subsidiaries which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of the Company's consolidated balance sheet, plus (b) the contingent obligations or liabilities of the Company and its
       ----
consolidated Subsidiaries (excluding those as to which a dollar amount is not ascertainable), minus (c) that portion of deferred taxes of the Company and its
                -----
consolidated Subsidiaries which does not exceed eight percent (8%) of the consolidated total assets (as determined in accordance with GAAP) of the Company and its consolidated Subsidiaries, and minus (d) Subordinated Debt other than
                                       -----
that portion thereof which is due within twelve (12) months of such date of determination.

     "Conversion Date" means September 11, 1995, or such earlier date (which
      ---------------
shall be a Banking Day) as may be fixed by the Company on at least five (5) Banking Days' written or telephonic notice received by the Agent; provided,
                                                                  --------
however, that, upon the Company's request and subject to the terms set forth
- - - -------
herein, the Conversion Date may be extended for successive periods of time so long as each such extension does not extend the Conversion Date to a date that is more than one year from the first date on which the Agent has received notices from all of the Banks that each such Bank has agreed to so extend the Conversion Date. The Company shall promptly confirm any telephonic notice in writing. If the Company desires to extend a scheduled Conversion Date, the Company shall so notify the Agent (which shall promptly notify each of the Banks) in writing at least ninety (90) days prior to such scheduled Conversion Date. Each Bank will, at least sixty (60) days prior to the then scheduled Conversion Date, notify the Agent (which shall promptly notify the Company) in writing if such Bank has decided not to extend the Conversion Date; provided,
                                                                    --------
however, that failure of a Bank to so notify the Agent shall not constitute such
- - - -------
Bank's agreement to extend the

Conversion Date or otherwise obligate such Bank to do so. Once the Agent receives notices from all of the Banks that they have agreed to extend the Conversion Date, the Conversion Date shall be extended to the earlier of (i) the date requested by the Company and (ii) the date one year from the date on which the Agent receives notices from all the Banks of their respective agreements to the extension.

     "Credit" means the aggregate Commitments of the Banks to make Revolving
      ------
Loans, Fixed Rate Loans and the Term Loans under the terms of this Agreement.

     "Dollars" and the symbol "$" means lawful money of the United States of
      -------
America.

     "Eligible Lease" means a Lease (i) under which the Company is the lessor
      --------------
or, by reason of the Company's purchase thereof, is the successor in interest of the lessor, (ii) which is either a "sales type lease," a "direct financing lease" or an "operating lease" (as such terms are defined in FASB Statement No. 13, as in effect from time to time), and (iii) which satisfies all of the following requirements: no payment due from the lessee thereunder is more than 60 days past due, and there exists no other material default by the lessee of any of its obligations thereunder or by any other obligor of its obligations with respect thereto; it arises from a bona fide lease or sale of the property covered thereby and is the valid and enforceable obligation of the lessee thereunder; it provides that it is noncancellable during its initial firm term and that the lessee will pay all amounts due thereunder without setoff, counterclaim, defense or abatement; there exist no setoffs, counterclaims or defenses of or disputes with the lessee with respect thereto; the Lease, the payments due or to become due thereunder and the property leased thereunder are not subject to any Lien except Liens permitted under this Agreement (other than Liens described in Section 9.20(h), which shall not be permitted to apply to an
                   ---------------
Eligible Lease) and the interests of the lessee; the Company holds indefeasible title to the Lease and all payments due or to become due thereunder and all property covered thereby; and the lessee under the Lease is not one which the Agent, acting in its reasonable discretion or at the direction of the

Majority Banks, has notified the Company is not acceptable to the Agent and/or the Majority Banks. A Lease which initially was an Eligible Lease, but which subsequently fails to satisfy any of the above requirements, shall cease to be an Eligible Lease.

     "Eligible Lease Receivable" means a Lease Receivable under an Eligible
      -------------------------
Lease.

     "Eligible Receivable" means an Eligible Lease Receivable or an Eligible
      -------------------
Vendor Note Receivable.

     "Eligible Securitization Asset" means any lease or installment purchase
      -----------------------------
contract (and the rights thereunder) entered into or owned by the Company or a Securitization Subsidiary, as the case may be, the Company's or a Securitization Subsidiary's interest in any equipment or other assets which are the subject of any such lease or contract, all monies due or to become due with respect to any of the foregoing, all rights and interests in the insurance policies with respect to any of the foregoing and cash in an amount up to the aggregate reserve or credit enhancement requirements, if any, which the Company or any Securitization Subsidiary, as the case may be, is obligated to fund under the documents governing the securitization of such asset by a Securitization Subsidiary.

     "Eligible Vendor Note" means a Vendor Note which satisfies all of the
      --------------------
following requirements: (i) it is the valid and enforceable obligation of the maker thereof; (ii) it is a negotiable instrument and the maker thereof has waived all defenses as against any assignee of the Company or subsequent holder thereof; (iii) the collateral security therefor is subject to a first and prior perfected Lien in favor of the Company and is not subject to any other Lien;
(iv) each Lease securing payment or performance thereof meets all of the requirements of an Eligible Lease except that the maker of the Vendor Note is the lessor under such Lease and the owner thereof: (v) no payment with respect thereto is more than 60 days past due, and there exists no other material default by the maker thereof of any of its obligations thereunder or under any assignment, security agreement or other document executed by the maker thereof in connection therewith; (vi) there exist no setoffs, counterclaims or defenses of or disputes with the maker with respect thereto; and (vii) the maker thereof is not one which the Agent acting in its reasonable discretion or at the direction of the Majority Banks, has notified the Company is not acceptable to the Agent and/or the Majority Banks.
A Vendor Note which initially was an Eligible Vendor Note, but subsequently fails to satisfy any of the above requirements, shall cease to be an Eligible Vendor Note.

     "Eligible Vendor Note Receivable" means a Vendor Note Receivable under an
      -------------------------------
Eligible Vendor Note; provided, however, that the maximum dollar amount of
                      --------  -------
Vendor Note Receivables which shall be considered as Eligible Vendor Note Receivables shall be limited to not more than 50% of the Company's Consolidated Tangible Net Worth in the case of any one maker of Vendor Notes in each case as set forth in the most recent Compliance Certificate delivered pursuant to
Section 9.1(d).
- - - --------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" means any corporation, partnership, or other trade or
      ---------------
business (whether or not incorporated) that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA, or a member of the same affiliated service group within the meaning of Section 414(m) of the Code.

     "Eurocurrency Reserve Requirement" means, with respect to any Eurodollar
      --------------------------------
Loan for any Interest Period, a percentage equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the Interbank Rate (Reserve Adjusted) is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans. For purposes of this Agreement, any Eurodollar Loans hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to the Bank from time to time under Regulation D.

     "Eurodollar Loan" means any Loan (other than a Fixed Rate Loan) which bears
      ---------------
interest at a rate determined with reference to the Interbank Rate (Reserve Adjusted).

     "Eurodollar Revolving Loan" means any Revolving Loan which bears interest
      -------------------------
at a rate determined with reference to the Interbank Rate (Reserve Adjusted).

     "Eurodollar Term Loans" means the Term Loans which at any time bear
      ---------------------
interest at a rate determined with reference to the Interbank Rate (Reserve Adjusted).

     "Event of Default" means any of the events described in Section 12.1.
      ----------------                                       ------------

     "Federal Funds Effective Rate" means, for any day, an interest rate per
      ----------------------------
annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. In the case of a day which is not a Banking Day, the Federal Funds Effective Rate for such day shall be the Federal Funds Effective Rate for the next preceding Banking Day. For purposes of this Agreement and the Notes, each change in the Alternate Reference Rate due to a change in the Federal Funds Effective Rate shall take effect on the effective date of such change in the Federal Funds Effective Rate.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve
      ---------------------
System or any successor thereto.

     "Fiscal Quarter" means any quarter of a Fiscal Year.
      --------------

     "Fiscal Year" means any period of 12 consecutive calendar months ending on
      -----------
the 30th day of June. References to a Fiscal Year with a number corresponding to any calendar year (e.g. "Fiscal Year 1994") refer to the Fiscal Year ending on the 30th day of June occurring during such calendar year.

     "Fixed Rate Loan Commitment" means, relative to any Bank, such Bank's
      --------------------------
obligation to make Fixed Rate Loans pursuant to Section 2.2 in an amount equal
                                                -----------
to its Percentage of each Borrowing of Fixed Rate Loans, up to a maximum of its Percentage of the Fixed Rate Loan Commitment Amount.

     "Fixed Rate Loan Commitment Amount" means, on any date, the lesser of (a)
      ---------------------------------                          ------
$50,000,000, as such amount may be reduced from time to time pursuant to Section
                                                                         -------
6.6, minus the outstanding principal balance of the Revolving Loans (after
- - - ---  -----
taking into account the amount thereof concurrently repaid with the proceeds of any Fixed Rate Loans) and (b) the Borrowing Base minus the outstanding principal
                                                 -----
balance of the Revolving Loans (after taking into account the amount thereof concurrently repaid with the proceeds of any Fixed Rate Loans).

     "Fixed Rate Loan Date" has the meaning given such term in the definition of
      --------------------
"Fixed Rate Loan Rate".

     "Fixed Rate Loan Note" means a promissory note of the Company, in the form
      --------------------
set forth as Exhibit A, with appropriate
             ---------
insertions, as such promissory note may be amended, modified or supplemented from time to time, and the term "Fixed Rate Loan Note" shall include any substitutions for, or renewals of, such promissory note.

     "Fixed Rate Loan Rate" means, for any Fixed Rate Loan, the sum of two
      --------------------
percentage points (2.00%) plus the rate of interest which is approximately equal to the quotient of:

     (a)  the sum of the products of:

          (i) the amount of each scheduled principal payment with respect to such Loan (each, a "Scheduled Payment"),

          (ii) for each Scheduled Payment, the number of months (rounded to the nearest whole integer) in the period (the "Payment Period") commencing on the date the Fixed Rate Loan is to be made (the "Fixed Rate Loan Date") and ending on the date the Scheduled Payment is to be paid (the "Scheduled Payment Date"), and

         (iii) for each Scheduled Payment, the rate per annum at which Dollar deposits in immediately available funds are offered to the Agent in the interbank eurodollar market at or about 11:00 a.m., Charlotte time three (3) Banking Days prior to the Fixed Rate Loan Date, for delivery on the Fixed Rate Loan Date, for the number of months from the Fixed Rate Loan Date to the Scheduled Payment Date and in an amount comparable to the amount of the Scheduled Payment, divided by:

     (b)  the sum of the products of:

          (i)   the amount of each Scheduled Payment, and

          (ii)  for each Scheduled Payment, the Payment Period therefor;

provided, however, that if any Bank shall notify the Agent that the rate of
- - - --------  -------
interest calculated pursuant to the foregoing formula for any Borrowing of Fixed Rate Loans will not adequately and fairly reflect the cost to such Bank of making or maintaining its Fixed Rate Loan included in such Borrowing, the rate of interest calculated above for all of the Fixed Rate Loans to be included in such Borrowing of Fixed Rate Loans shall be increased by the amount determined by such Bank to be necessary to adequately reflect the cost to such Bank of making its Fixed Rate Loan included in such Borrowing. Determinations by any Bank of the amount of increase in the interest rate applicable to a Fixed Rate Loan which is required to compensate such Bank in respect of the foregoing shall be conclusive, absent manifest error and, if requested by the Company, shall be set forth in a certificate of such Bank delivered to the Company.

     "Fixed Rate Loan Request" has the meaning ascribed to such term in Section
      ----------------------                                            -------
3.2(b).
- - - ------

     "Fixed Rate Loans" means the Loans described in Section 2.2.
      ----------------                               -----------

     "GAAP" means generally accepted accounting principles as applied in the
      ----
preparation of the audited financial statement of the Company referred to in

Section 8.6.
- - - -----------

     "Indebtedness" of any Person means, without duplication, (i) any obligation
      ------------
of such Person for borrowed money, including, without limitation, (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, and (b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person, (ii) any obligation of such Person on account of deposits or advances, (iii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable, (iv) any obligation of such Person as lessee under a Capitalized Lease, and (v) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "Interbank Rate" means, with respect to each Interest Period for a
      --------------
Eurodollar Loan or each Fixed Rate Loan, as applicable, the rate per annum at which Dollar deposits in immediately available funds are offered to the Agent two (2) Banking Days prior to the beginning of such Interest Period or the date of making such Fixed Rate Loan, as applicable, by major banks in the interbank eurodollar market as at or about 11:00 a.m., Charlotte time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Agent's portion of the Eurodollar Loan, or Fixed Rate Loan, as applicable, to be outstanding during such Interest Period.

     "Interbank Rate (Reserve Adjusted)" means, with respect to each Interest
      ---------------------------------
Period for a Eurodollar Loan, and each Fixed Rate Loan, a rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:


  Interbank Rate        =              Interbank Rate
                                       --------------
(Reserve Adjusted)            1-Eurocurrency Reserve Requirement


  "Interest Period" means, with respect to any Eurodollar Loan, the period
   ---------------
commencing on the borrowing date of such Eurodollar Loan, or the date an Alternate Reference Rate Loan is converted into such Eurodollar Loan, or the last day of the prior Interest Period for such Eurodollar Loan, as the case may be, and ending on the numerically corresponding day one, two, three or six months thereafter, as selected by the Company pursuant to Section 3.2 or Section
                                                          -----------    -------
3.3; provided, however, that:
- - - ---  --------  -------

          (a) any Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Banking Day;

          (b) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the calendar month at the end of such Interest Period;

          (c) no Interest Period for a Eurodollar Revolving Loan shall extend beyond the Conversion Date; and

          (d) if any Interest Period includes a date on which a principal repayment is to be made on the Term Loans, (x) the principal amount of the Term Loans to be repaid on such date shall have an Interest Period ending on such date, and (y) the remainder of the Term Loans, if any, shall have an Interest Period as set forth above.

     "Investment" means any investment, made in cash or by delivery of any kind
      ----------
of property or asset, in any Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, but shall not include the purchase by the Company of property for lease or sale in the ordinary course of its business.

     "Lease" means any contract or agreement for the leasing of personal
      -----
property.

     "Lease Receivable" with respect to a Lease means, at any time of
      ----------------
determination, without duplication, amounts due or to become due to the Company under such Lease.

     "Liabilities" means all of the liabilities, obligations and indebtedness of
      -----------
the Company to First Union or any Bank of any kind or nature under or in connection with this Agreement and the other Loan Documents, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due.

     "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar
      ----
legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

     "Loan Document" means this Agreement, the Notes and each other document,
      -------------
instrument or agreement executed and/or delivered pursuant hereto or in connection herewith, as any thereof may be amended, modified, restated or replaced from time to time.

     "Loans" means the Revolving Loans made pursuant to Section 2.1, the Fixed
      -----                                             -----------
Rate Loans made pursuant to Section 2.2, and the Term Loans made pursuant to
                            -----------
Section 2.3. Each Loan shall be an Alternate Reference Rate Loan, a Eurodollar
- - - -----------
Loan or a Fixed Rate Loan (each of which shall be a "type" of Loan).

     "Majority Banks" means those Banks whose share in the aggregate Loans
      --------------
outstanding constitutes (or, if no Loans are outstanding, those whose aggregate Percentages constitutes) at least sixty-six and two-thirds percent (66 2/3%).

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate.

     "Net Assets of Securitization Subsidiaries" means, as of any date of
      -----------------------------------------
determination, the difference (but not below zero) between (i) the total cash and net Lease Receivables of all Securitization Subsidiaries determined in accordance with GAAP as shown on the consolidated balance sheet of the Company (after eliminating intercompany items) at such date of determination, minus (ii)
                                                                      -----
the total lease-backed
obligations and liquidity or similar loan obligations of all Securitization Subsidiaries determined in accordance with GAAP as shown on the consolidated balance sheet of the Company (after eliminating intercompany items) at such date of determination.

     "Non-Recourse Debt" means Indebtedness of the Company for which the Company
      -----------------
is not personally liable and which is incurred for the express purpose of purchasing or financing a specific lease or one or more items of property, wherein repayment of such Indebtedness may be satisfied only out of the value of said lease or property (including residuals) and the income and proceeds thereof or therefrom, and not against the Company personally or any of its other property or assets (other than Restricted Cash).

     "Non-Recourse Lender" has the meaning ascribed to such term in Section
      -------------------                                           -------
9.19(e).
- - - -------

     "Notes" mean the Revolving Notes referred to in Section 4.1, the Fixed Rate
      -----                                          -----------
Loan Notes referred to in Section 4.2 and the Term Notes referred to in Section
                          -----------                                   -------
4.3.
- - - ---

    "OEC Inflation Index" shall have the meaning ascribed to such term in
     -------------------
Section 9.24.
- - - ------------

     "Original Equipment Cost" shall have the meaning ascribed to such term in
      -----------------------
Section 9.24.
- - - ------------

     "Participant" has the meaning ascribed to such term in Section 14.5.
      -----------                                           ------------

     "Payment Date" means (a) as to any Eurodollar Loan, the last day of each
      ------------
Interest Period with respect thereto and, if such Interest Period is in excess of three months, the day three months after the commencement of such Interest Period, (b) as to any Alternate Reference Rate Loan, the last day of each Fiscal Quarter, commencing on the first of such days to occur after such Alternate Reference Rate Loan is made or a Eurodollar Loan is converted to an Alternate Reference Rate Loan, (c) as to any Fixed Rate Loan, the last day of each Fiscal Quarter, commencing on the first of such days to occur after such Fixed Rate Loan is made, and (d) as to any fees, the last day of each January, April, July and October, commencing on the first such date to occur after the date hereof.

     "Payment Period" has the meaning given such term in the definition of
      --------------
"Fixed Rate Loan Rate".

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined  in section
      ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer
Plan), and to which the Company or any ERISA Affiliate, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means as to any Bank, the percentage of such Bank of the
      ----------
Credit, as set forth opposite such Bank's signature hereto or in an Assignment and Acceptance Agreement executed by such Bank, as adjusted from time to time pursuant to Section 14.5.
            -------------

     "Permitted Investment" means any of the following maintained by the Company
      --------------------
or any Subsidiary, or any Bank on behalf of the Company or any Subsidiary, with such Bank:

          (a) any evidence of indebtedness issued or guaranteed by the government of the United States of America, maturing not more than one year from the date of measurement;

          (b) commercial paper, maturing not more than one year after date of issue and rated P-1 or P-2 by Moody's Investors Service, Inc. or A-1 or A-2 by Standard & Poor's Corporation, issued by a corporation organized under the laws of any State of the United States of America;

          (c) any certificate of deposit or acceptance, maturing not more than one year from the date of measurement, issued by any Bank or a commercial banking institution which is a member of the Federal Reserve System and which has a combined capital and surplus and undivided profits of not less than $100,000,000; and

          (d) money market funds sponsored by insurance companies, investment banking firms or commercial banking institutions which are members of the Federal Reserve System, provided such fund has assets of not less than $100,000,000.

     "Person" means an individual, partnership, corporation, trust, joint
      ------
venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

     "Plan" means any Pension Plan or Welfare Plan.
      ----

     "Prepayment Date" has the meaning ascribed to such term in Section 6.5.
      ---------------                                           -----------

     "Prepayment Premium" has the meaning ascribed to such term in Section 6.5.
      ------------------                                           -----------

     "Prior Credit Agreement" means that certain Amended and Restated Credit
      ----------------------
Agreement, dated as of February 25, 1992, as amended, among the Company, Bank of America and the other Banks (as defined therein).

     "Receivable Discount Rate" for any Lease or Vendor Note at any date of
      ------------------------
determination means the greater of (a) the sum of (i) the rate per annum at which Dollar deposits in immediately available funds are offered to the Agent in the interbank eurodollar market at or about 11:00 a.m., Charlotte time on such date of determination, for delivery two Banking Days thereafter, for a period of thirty (30) months and in an amount of $1,000,000, plus (ii) one and one-half percentage points (1 1/2%) and
                      ----
(b) the Alternate Reference Rate.

     "Reference Rate" means, at any time, the rate of interest then most
      --------------
recently announced by First Union at Charlotte, North Carolina as its prime rate, which may not necessarily be its lowest lending rate. For purposes of this Agreement and the Notes, each change in the Alternate Reference Rate due to a change in the Reference Rate shall take effect on the effective date of the change in the Reference Rate.

     "Related Party" means, for purposes of Section 9.28 only, any Person (other
      -------------                         ------------
than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of the equity interest of the Company, or (iii) 5% or more of the equity interest of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Reportable Event" has the meaning given to such term in ERISA.
      ----------------

     "Residual" means, with respect to a Lease, the amount determined by the
      --------
Company at the commencement of the Lease term (as thereafter reduced or increased, as appropriate, as the result of appropriate changes in circumstances) as the estimated amount to be realized by the Company with respect to the sale or other disposition of the property subject to the Lease as of the expiration of the primary Lease term. Any determination by the Company to increase the amount of Residual with respect to a Lease in a material amount after the initial determination thereof shall be supported by such evidence as shall be reasonably acceptable to the Agent and the Majority Banks.

     "Restricted Cash" means, with respect to the Company or any Subsidiary
      ---------------
(including a Securitization Subsidiary), the aggregate amount required to be maintained by the Company or such Subsidiary in reserve, spread or cash collateral accounts established and maintained pursuant to agreements entered into by the Company or such Subsidiary for the borrowing of money or the financing of Leases or other chattel paper.

     "Revolving Loan Commitment" means, relative to any Bank, such Bank's
      -------------------------
obligation to make Revolving Loans pursuant to Section 2.1 in an amount equal to
                                               -----------
its Percentage of each Borrowing of Revolving Loans, up to a maximum of its Percentage of the Revolving Loan Commitment Amount.

     "Revolving Loan Commitment Amount" means, on any date of determination, the
      --------------------------------
lesser of (a) the Borrowing Base minus the outstanding principal balance of the
- - - ------                           -----
Fixed Rate Loans and (b) $50,000,000 (as such amount may be reduced from time to time pursuant to Section 6.6) less the outstanding principal balance of the
                 -----------
Fixed Rate Loans.

     "Revolving Loans" means the Loans described in Section 2.1 and shall be
      ---------------                               -----------
Alternate Reference Rate Revolving Loans or Eurodollar Revolving Loans.

     "Revolving Note" means a promissory note of the Company, in the form set
      --------------
forth as Exhibit B, with appropriate insertions, as such promissory note may be
         ---------
amended, modified or supplemented from time to time, and the term "Revolving Note" shall include any substitutions for, or renewals of, such promissory note.

     "Scheduled Payment" has the meaning given such term in the definition of
      -----------------
"Fixed Rate Loan Rate".

     "Scheduled Payment Date" has the meaning given such term in the definition
      ----------------------
of "Fixed Rate Loan Rate".

     "Securitization Subsidiary" means any wholly-owned Subsidiary exclusively
      -------------------------
engaged in financing Eligible

Securitization Assets and activities related to such financing activities.

     "Subordinated Debt" means Indebtedness of the Company or any Subsidiary
      -----------------
having maturities and terms, and which is subordinated to payment of the Notes in a manner, approved in writing by the Agent acting on the direction of the Majority Banks; provided, however, Non-Recourse Debt which is subordinated
                --------  -------
pursuant to an agreement substantially in the form of Exhibit H, shall not be
                                                      ---------
considered Subordinated Debt.

     "Subsidiary" means any Person of which or in which the Company and its
      ----------
other Subsidiaries own directly or indirectly 50% or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization. Notwithstanding the foregoing, a Securitization Subsidiary shall not be considered a Subsidiary for purposes of the definition of "Consolidated Total Liabilities".

     "Taxes" with respect to any Person means taxes, assessments or other
      -----
governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

     "Term Loan Commitment" means, relative to any Bank, such Bank's obligation
      --------------------
to make a Term Loan pursuant to Section 2.3.
                                -----------

     "Term Loan Commitment Amount" means the outstanding principal balance of
      ---------------------------
the Revolving Loans on the Conversion Date, but in any event not more than the Revolving Loan Commitment Amount.

     "Term Loans" means the Loans described in Section 2.3 and shall be
      ----------                               -----------
Alternate Reference Rate Term Loans or Eurodollar Term Loans.

     "Term Note" means a promissory note of the Company, in the form set forth
      ---------
as Exhibit C, with appropriate insertions, as such promissory note may be
   ---------
amended, modified or supplemented from time to time, and the term "Term Note" shall include any substitutions for, or renewals of, such promissory note.

     "Trade Accounts Payable" of any Person means trade accounts payable of such
      ----------------------
Person incurred in the ordinary course of such Person's business.

     "Unmatured Event of Default" means an event or condition which with the
      --------------------------
lapse of time or giving of notice to the Company, or both, would constitute an Event of Default.

     "Unrestricted Cash" means cash other than Restricted Cash.
      -----------------

     "Vendor Note" means
      -----------

          (a) any promissory note (i) which is made payable to the order of the Company by a lessor or seller of personal property, (ii) which evidences a loan made by the Company to, or was purchased by the Company from, such lessor or seller, and (iii) the payment of which is secured, pursuant to the terms thereof or of one or more separate assignments or security agreements executed by the maker of such promissory note, by one or more Leases, purchase money notes, installment sale contracts or other chattel paper owned by such lessor or seller, and by the property which is the subject of such Lease(s), purchase money notes, installment sale contract(s) or other chattel paper;

          (b) any promissory note (i) which is made payable to a seller of personal property (which may be the Company), (ii) which, if it is made payable to a seller of personal property other than the Company, was purchased by the Company from such seller or its assignee, and (iii) the payment of which is secured pursuant to the terms thereof or of one or more separate assignments or security agreements executed by the maker of such promissory note, by the property which is sold (in whole or in part) in consideration for such promissory note; and

          (c) any installment sale contract or other chattel paper (i) pursuant to which any payment is to be made to a seller of personal property (which may be the Company), (ii) as to which the right to the payments to such seller, if it is not the Company, was purchased by the Company from such seller or its assignee, and (iii) payments under which are secured pursuant to the terms thereof or of one or more separate assignments or security agreements executed by the obligor under such installment sale contract or other chattel paper, by the property which is sold (in whole or in part) pursuant to such installment sale contract or other chattel paper.

     "Vendor Note Receivable" with respect to a Vendor Note means, at any time
      ----------------------
  of determination, without duplication, amounts due or to become due to the Company under such Vendor Note.

     "Weighted Average Maturity Date" has the meaning ascribed to such term in
      ------------------------------
  Section 6.5.
  -----------

     "Weighted Average Life to Maturity" has the meaning ascribed to such term
      ---------------------------------
  in the definition of "Weighted Average Maturity Date".

     "Welfare Plan" means a "welfare plan", as such term is defined in section
      ------------
  3(1) of ERISA.

     1.2 Other Definitional Provisions.  Unless otherwise defined or the
         -----------------------------
context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or in any certificate or other document made or delivered pursuant hereto.

       1.3  Interpretation of Agreement.  A Section or an Exhibit or a Schedule
            ---------------------------     -------       -------      --------
is, unless otherwise stated, a reference to a section hereof or an exhibit or schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

       1.4 Compliance with Financial Restrictions.  Compliance with each of the
           --------------------------------------
financial ratios and restrictions contained in Section 9 shall, except as
                                               ---------
otherwise provided herein, be determined in accordance with GAAP consistently followed.

  2. COMMITMENT OF THE BANKS. Subject to the terms and conditions of this Agreement and in reliance upon the warranties of the Company herein set forth, each Bank, severally for itself alone, and not jointly, agrees:

       2.1 Revolving Loans.  To make loans (collectively called the "Revolving
           ---------------
Loans" and individually called a "Revolving Loan") to the Company, which Revolving Loans the Company may repay and reborrow during the period from the date hereof to, but not including, the Conversion Date, in an amount equal to its Percentage of each Borrowing of Revolving Loans as the Company may from time to time request, but not exceeding in the aggregate at any one time outstanding, such Bank's Revolving Loan Commitment.

       2.2 Fixed Rate Loans.  To make a loan (each, a "Fixed Rate Loan" and
           ----------------
collectively, the "Fixed Rate Loans"), on the last day of any Fiscal Quarter ending coincident with or prior to the Conversion Date, in an amount equal to its Percentage of each Borrowing of Fixed Rate Loans as the Company may request; provided, however, that the proceeds of each Bank's Fixed Rate Loan shall be
- - - --------  -------
applied to the concurrent repayment and reduction of Revolving Loans from such Bank outstanding on the date of such Fixed Rate Loan.

       2.3 Term Loan.  To make a loan (the "Term Loan") on the Conversion Date
           ---------
in an amount equal to its Percentage of the Borrowing of Term Loans as the Company may request, but not exceeding such Bank's Term Loan Commitment; provided, however, that the proceeds
                                            --------  -------
of each Bank's Term Loan shall be applied to the extent necessary to the concurrent payment in full of the aggregate principal amount of the Revolving Loans from such Bank outstanding on the Conversion Date plus accrued interest thereon.

  3. LOAN OPTIONS; BORROWING PROCEDURES; CONTINUATION/CONVERSION OF LOANS; CERTAIN LOAN TERMS

       3.1 Loan Options.  Each Loan shall be an Alternate Reference Rate Loan, a
           ------------
Eurodollar Loan or a Fixed Rate Loan, as shall be selected by the Company, except as otherwise provided herein. Before the Conversion Date, any combination of types of Revolving Loans may be outstanding at the same time. After the Conversion Date, the Term Loan shall be denominated as either an Alternate Reference Rate Term Loan or a Eurodollar Term Loan, except as otherwise provided herein.

       3.2 Borrowing Procedures.
           --------------------

       (a) The Company shall give the Agent prior written or telephonic notice of each requested Borrowing, which shall be of the same type of Loan. Each such notice shall be irrevocable and, in addition to the information required pursuant to Section 3.2(b), shall specify (i) the borrowing date (which shall
              --------------
  be a Banking Day), (ii) the amount and type of Loan, and (iii) if the Borrowing is to be of Eurodollar Loans, the initial Interest Period for such Loans. Each notice of a Borrowing of Alternate Reference Rate Loans shall be received by the Agent not later than 12:00 noon, Charlotte time on the Banking Day which is the borrowing date with respect to such requested Borrowing; each notice of Borrowing of Eurodollar Loans shall be received by the Agent not later than 11:00 a.m., Charlotte time two (2) Banking Days prior to the borrowing date with respect to such requested Borrowing; each notice of Borrowing of Fixed Rate Loans shall be received by the Agent not later than 10:30 a.m., Charlotte time two (2) Banking Days prior to the borrowing date with respect to such requested Borrowing. Each Borrowing of Alternate Reference Rate Revolving Loans shall be in a minimum aggregate amount of $100,000 or an integral multiple of $50,000 in excess thereof; each Borrowing of Eurodollar

Revolving Loans shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof; and each Borrowing of Fixed Rate Loans shall be in a minimum aggregate amount of $500,000 or an integral
multiple of $100,000 in excess thereof.   The Company shall promptly confirm any
telephonic notice of a request for a Borrowing of Revolving Loans or Term Loans in writing not later than the next following Banking Day by delivering to the Agent a confirmation (the "Confirmation") in the form of Exhibit C hereto, it
                                                         ---------
being understood, however, that the Company's failure to confirm any telephonic notice or otherwise comply with the provisions of this Section 3.2 shall not
                                                       -----------
affect the obligation of the Company to repay each Loan in accordance with the terms of this Agreement and the applicable Note).

  (b) Each request for a Borrowing of Fixed Rate Loans shall be accompanied by delivery to the Agent of a Fixed Rate Loan Request duly executed by an authorized officer of the Company substantially in the form of Exhibit E.
                                                               ---------
Provided the Fixed Rate Loan Request is delivered to the Agent by 10:00 a.m. Charlotte time then, based upon the information in the Fixed Rate Loan Request, the Agent will compute the Fixed Rate Loan Rate for the requested Borrowing and the amortization schedule of principal and interest payments with respect thereto, and will give the Company telephonic notice of the Fixed Rate Loan Rate to be applicable to the requested Borrowing before 12:00 p.m. (noon) Charlotte time on the same day. If the Company desires to borrow the requested Fixed Rate Loans on the date set forth in the Fixed Rate Loan Request the Company must notify the Agent not later than 2:00 p.m., Charlotte time, on the day the Agent has notified the Company of the Fixed Rate Loan Rate to be applicable to the requested Borrowing, that it accepts the Fixed Rate Loan Rate established by the Agent.

  (c) On or before 1:30 p.m. Charlotte time on the Banking Day of a requested Borrowing, each Bank shall deposit with the Agent same day funds in an amount equal to such Bank's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Banks. To the extent funds are received from the Banks, and provided all the conditions precedent to the making of the requested Loans have been satisfied (unless waived in accordance with the provisions of this Agreement), subject to the terms of
     Section 2.2 and Section 2.3 the Agent shall make such funds available to
     -----------     -----------
     the Company by crediting its commercial demand deposit account number 2000000718280 (the "Account") maintained with First Union. No Bank's obligation to make any Loan shall be affected by any other Bank's failure to make any Loan.

       3.3 Continuation and/or Conversion of Loans.  The Company may irrevocably
           ---------------------------------------
elect to (i) continue any outstanding Eurodollar Loan from the current Interest Period for such Loan into a subsequent Interest Period to begin on the last day of such current Interest Period, or (ii) convert any outstanding Alternate Reference Rate Loan into a Eurodollar Loan, or (iii) convert any outstanding Eurodollar Loan into an Alternate Reference Rate Loan on the last day of the current Interest Period for such Eurodollar Loan, by giving the Agent prior written or telephonic notice of such continuation or conversion; provided,
                                                                 --------
however, that each such conversion or continuation shall be pro rated among the
- - - -------
applicable outstanding Loans of all Banks. Each such notice shall be received by the Agent not later than 11:00 a.m., Charlotte time, two (2) Banking Days prior to the effective date of continuation or conversion. Each such notice shall specify (a) the effective date of continuation or conversion (which shall be a Banking Day), (b) the type of Loan the Loan is to be continued as or converted into and the amount of such Loan, and (c) the Interest Period for such Loan, if applicable. The Company shall promptly confirm each such telephonic notice in writing. Absent timely notice of continuation or conversion, each Eurodollar Loan shall automatically convert into an Alternate Reference Rate Loan on the last day of the current Interest Period for such Loan unless paid in full on such last day. No Loan shall be converted into a Eurodollar Loan and no Eurodollar Loan shall be continued less than one month before the Conversion Date or the final maturity of the Term Loan or at any time that an Event of Default or an Unmatured Event of Default shall exist.

       3.4 Funding Losses.  The Company will indemnify each Bank upon demand
           --------------
against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan) as a consequence of
(i) any failure of the Company to make any payment when due of any amount due hereunder or under any Note, (ii) any failure of the Company to borrow, continue or convert a Loan on a date specified therefor or in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to Section 7.3
                                                                    -----------
or Section 12.2), prepayment or conversion of any Eurodollar Loan on a date
   ------------
other than the last day of the Interest Period for such Loan. Determinations by each Bank for purposes of this Section 3.4 of the amount required to indemnify
                               -----------
such Bank against any such loss or expense shall be conclusive in the absence of manifest error.

       3.5 Capital Adequacy.  If any Bank shall reasonably determine that the
           ----------------
application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by such Bank or any Person controlling such Bank, and such increase is based upon the existence of such Bank's obligations hereunder and other commitments of this type, then from time to time, within 10 days after demand from such Bank, the Company shall pay to such Bank such amount or amounts as will compensate such Bank or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by the Company under this Section 3.5 shall take into consideration the policies
                          -----------
of such Bank or any Person controlling such Bank with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of such Bank setting forth the amount or amounts as shall be necessary to compensate such Bank as specified in this
Section 3.5 shall be delivered to the Company and shall be conclusive in the
- - - -----------
absence of manifest error.

  4.  NOTES EVIDENCING BORROWINGS.

       4.1 Notes Evidencing Revolving Loans.  Each Bank's Revolving Loans shall
           --------------------------------
be evidenced by a Revolving Note, which shall be made payable to the order of such Bank, dated the date of the initial Revolving Loan made by such Bank, and shall mature on the Conversion Date. All Revolving Loans made by each Bank to the Company pursuant to this Agreement and all payments of principal shall be evidenced by such Bank in its records or, at its option, on the schedule (or any continuation thereof) attached to its respective Revolving Note, which records or schedule shall be rebuttable presumptive evidence of the subject matter thereof.

       4.2 Notes Evidencing Fixed Rate Loans.  Each Bank's Fixed Rate Loans
           ---------------------------------
shall be evidenced by a separate Fixed Rate Loan Note, which shall be made payable to the order of such Bank, dated the date of the Fixed Rate Loan evidenced thereby, and shall be payable in eighteen (18) consecutive, equal quarterly installments of principal, payable on each Payment Date with respect to the Fixed Rate Loan evidenced thereby.

       4.3 Notes Evidencing Term Loans.  Each Bank's Term Loan shall be
           ---------------------------
evidenced by a separate Term Note, which shall be made payable to the order of such Bank, dated the Conversion Date, and shall be payable in sixteen (16) consecutive, equal quarterly installments payable on the last day of each January, April, July and October, commencing with the first of such dates to occur after the date of such Bank's Term Loan.

  5.  INTEREST AND FEES.

       5.1 Interest - Revolving Loans.
           --------------------------

       (a) Alternate Reference Rate Revolving Loans.  The unpaid principal of
           ----------------------------------------
  the Alternate Reference Rate Revolving Loans shall bear interest to maturity at a rate per annum equal to the Alternate Reference Rate in effect from time to time. Accrued interest on the Alternate Reference Rate Revolving Loans shall be payable on each Payment Date and at maturity.

       (b) Eurodollar Revolving Loans.  The unpaid principal of the Eurodollar
           --------------------------
  Revolving Loans shall bear interest to maturity at a rate per annum equal to the Interbank Rate (Reserve Adjusted) in effect for each Interest Period with respect to such Eurodollar Revolving Loan plus seventy-five basis points (.75%). Accrued interest on Eurodollar Revolving Loans shall be payable on each Payment Date and at maturity.

       5.2 Interest - Fixed Rate Loans.  The unpaid principal of each Fixed Rate
           ---------------------------
Loan shall bear interest to maturity at the Fixed Rate Loan Rate applicable to such Loan. Accrued interest on each Fixed Rate Loan shall be payable on each Payment Date and at maturity.

       5.3 Interest - Term Loans.
           ---------------------

       (a) Alternate Reference Rate Term Loans.  The unpaid principal of the
           -----------------------------------
  Alternate Reference Rate Term Loans shall bear interest to maturity at a rate per annum equal to the Alternate Reference Rate in effect from time to time plus one-quarter of one percentage point (1/4%). Accrued interest on the Alternate Reference Rate Term Loans shall be payable on each Payment Date and at maturity.

       (b) Eurodollar Term Loans. The unpaid principal of the Eurodollar Term
           ---------------------
  Loans shall bear interest to maturity at a rate per annum equal to the Interbank Rate (Reserve Adjusted) in effect for each Interest Period with respect to such Eurodollar Term Loan plus one percentage point (1%). Accrued interest on Eurodollar Term Loans shall be payable on each Payment Date and at maturity.

       5.4 Interest after Maturity.  The Company shall pay to the Banks interest
           -----------------------
on any amount of principal of any Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, accruing from and including the date such amount shall have become due to (but not including) the date of payment thereof in full at the rate per annum which is equal to the greater of
(i) two percentage points (2%) in excess of the rate applicable to the unpaid amount immediately before it became due, or (ii) two and one-half percentage points (2 1/2%) in excess of the Alternate

Reference Rate from time to time in effect. Interest after maturity shall be payable on demand.

       5.5 Commitment Fee.  The Company agrees to pay to the Banks, ratably in
           --------------
accordance with their respective Percentages, a commitment fee of one-quarter of one percentage point (1/4%) per annum on the daily average of the excess of (a) the Revolving Loan Commitment Amount (without reduction for any outstanding Fixed Rate Loans) over (b) the aggregate outstanding Loans, during the period commencing on the date of this Agreement and ending on the Conversion Date, or, if earlier, the termination of the Credit. Such commitment fee shall be payable on each Payment Date and on the Conversion Date or the date the Credit and the Commitments terminate for any period then ending for which such commitment fee shall not have been theretofore paid.

       5.6 Method of Calculating Interest and Fees.  Interest and any fees shall
           ---------------------------------------
be computed on the basis of a year consisting of 360 days and paid for actual days elapsed. For each Eurodollar Loan interest shall accrue during each Interest Period from and including the first day thereof to but excluding the last day thereof.

   6.  PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION OF THE CREDIT AND SETOFF.

       6.1 Place of Payment.  All payments hereunder (including payments with
           ----------------
respect to the Notes) shall be made without setoff or counterclaim and shall be made to the Agent for the account of the Banks, ratably in accordance with their Percentages, in immediately available funds prior to 1:00 p.m., Charlotte time, on the date due at the Agent's office at One First Union Center, TW-19, Charlotte, North Carolina 28288-0735, or at such other place or for such other account as may be designated by the Agent to the Company in writing. The Agent shall promptly remit in immediately available funds to each Bank its share of all such payments received by the Agent for the account of such Bank. Any payments received after such time shall be deemed received on the next Banking Day. Subject to the definition of the term "Interest Period," whenever any payment to be made hereunder or under any Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding

Banking Day, and such extension of time shall be included in the calculation of interest or any fees.

       6.2 Mandatory Prepayments.  If at any time the outstanding principal
           ---------------------
amount of the Loans exceeds the Borrowing Base, the Company shall immediately make a prepayment to the Agent, for the account of the Banks, of the principal amount of the Loans in the amount necessary to eliminate such excess. If a prepayment is required prior to the Conversion Date pursuant to this Section
                                                                     -------
6.2, the prepayment shall be applied first to reduction of the Alternate
- - - ---
Reference Rate Revolving Loans and then to the Eurodollar Revolving Loans, until the Revolving Loans are repaid in full, before being applied to reduce the outstanding principal balance of any Fixed Rate Loan. If a payment is required under this Section 6.2 after the Conversion Date, the prepayment shall be
           -----------
applied first to reduction of the Term Loan until the Term Loan is repaid in full before being applied to reduce the outstanding balance of Fixed Rate Loans. Amounts applied to prepayment of the Fixed Rate Loans pursuant to this Section
                                                                       -------
6.2 shall be applied to such Fixed Rate Loans as the Agent, acting on
- - - ---
instruction from the Majority Banks, may elect. Amounts applied to repayment of the Term Loan or any Fixed Rate Loan shall be applied to the unpaid installments of the Note evidencing such Loan in the inverse order of their maturities. Any repayment of principal of any Note pursuant to this Section 6.2 shall include
                                                    -----------
accrued interest to the date of payment on the principal amount being prepaid. Any repayment of Loans shall be made pro rata among Loans of the same type and, if applicable, the same Interest Period or maturity date, of all of the Banks.

       6.3 Optional Prepayments - Revolving Loans.
           --------------------------------------

      (a) The Company may from time to time, upon prior written or telephonic notice received by the Agent (which shall promptly advise each Bank thereof) no later than 1:00 p.m. Charlotte Time on a Banking Day, prepay the principal of the Alternate Reference Rate Revolving Loans in whole or in part, as contemplated by Section 2.1; provided, however, that (a) any partial prepayment
                -----------  --------  -------
of principal shall be in a minimum amount of $100,000 and in an integral multiple of $50,000 and (b) any such prepayment shall be made pro rata among Loans of the same type.

      (b) The Company may from time to time, upon at least one (1) Banking Days' prior written or telephonic notice received by the Agent (which shall promptly advise each Bank thereof), prepay the principal of the Eurodollar Revolving Loans in whole or in part, as contemplated by Section 2.1; provided, however,
                                              -----------  --------  -------
that (a) any partial prepayment of principal shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 and (b) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Banks; and provided, further, that prepayment of
                                           --------  -------
principal of a Eurodollar Revolving Loan on a day other than the last day of the Interest Period with respect thereto may be made only with the consent of the Agent acting at the direction of the Majority Banks and shall be subject to the indemnification provisions of Section 3.4, but shall otherwise be without any
                              -----------
premium or penalty. The Company shall promptly confirm any telephonic notice of prepayment in writing.

       6.4 Optional Prepayments - Term Loan.  The Company may from time to time,
           --------------------------------
upon at least one (1) Banking Days' prior written or telephonic notice received by the Agent (which shall promptly advise each Bank thereof), prepay the principal of the Term Loans in whole or in part; provided, however, that (a) any
                                                 --------  -------
partial prepayment of principal shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 and shall be applied to the unpaid installments of the Term Loans in the inverse order of their maturities and (b) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period, of all Banks; and provided,
                                                               --------
further, that prepayment of principal of a Eurodollar Term Loan on a day other
- - - -------
than the last day of the Interest Period with respect thereto may be made only with the consent of the Agent acting at the direction of the Majority Banks and shall be subject to the indemnification provisions of Section 3.4, but shall
                                                      -----------
otherwise be without any premium or penalty. The Company shall promptly confirm any telephonic notice of prepayment in writing. Any prepayment of the principal of the Term Loans shall include accrued interest to the date of prepayment on the principal amount being prepaid.

       6.5 Optional Prepayment of Fixed Rate Loans.  The Company may from time
           ---------------------------------------
to time, upon at least five (5) Banking Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof), prepay all or a portion of the principal of any Fixed Rate Loans; provided, however, that the Company shall pay to the Agent for the
            --------  -------
account of the Banks on the date of any prepayment of Fixed Rate Loans (a) a Prepayment Premium (hereinafter defined) and (b) any amounts required by Section
                                                                         -------
3.4. Any partial prepayments of principal shall be in an amount of $500,000 or
- - - ---
an integral multiple thereof and shall be applied to the unpaid installments of the Fixed Rate Loans being prepaid in the inverse order of their respective maturities. Any such prepayment shall be made pro rata among Fixed Rate Loans of all Banks made on the same day and having the same maturity date. Any prepayment of the principal of a Fixed Rate Loan shall include accrued interest to the date of prepayment on the principal amount being prepaid.

  "Prepayment Date" means the date on which a prepayment is to be made.

  "Prepayment Premium" means the excess, if any, of (a) the present value on the Prepayment Date of the Applicable Payments after the Prepayment Date less (b) the sum of the outstanding principal being prepaid and the interest accrued thereon to the date of prepayment but not due on or before such date. The present value of the Applicable Payments shall be calculated by discounting to the Prepayment Date such Applicable Payments at the Alternative Fixed Rate for the Weighted Average Maturity Date of such Applicable Payments on the basis of a year consisting of 360 days for actual days elapsed.

  "Applicable Payments" mean the scheduled principal payments (or portion thereof) being prepaid and the scheduled interest payments related thereto.

  "Weighted Average Maturity Date" of any Applicable Payments means the date which follows the Prepayment Date applicable thereto by a number of days equal to the Weighted Average Life to Maturity of such Applicable Payments. The "Weighted Average Life to Maturity" of any Applicable Payments means the quotient of:

    (a)  the sum of the products of:

       (i)  the principal amount of each Applicable Payment, and

       (ii) for each principal Applicable Payment, the number of days between the Prepayment Date thereof and the scheduled payment date applicable thereto.

divided by:

     (b)  the aggregate principal amount of the Applicable Payments.

     "Alternative Fixed Rate" means the Bid Side of the Eurodollar Market.

     "Bid Side of the Eurodollar Market" for the Weighted Average Maturity Date means the per annum rate determined by the Bank as the per annum rate for deposits in the interbank eurodollar market for the number of days from the Prepayment Date to such Weighted Average Maturity Date in an amount equal to the Applicable Payments, bid by the Bank two Banking Days prior to the Prepayment Date for delivery on the Prepayment Date. Determinations by the Bank for purposes of this Section of such per annum rate shall be conclusive absent manifest error.

       6.6 Reduction or Termination of the Credit.  The Company may from time to
           --------------------------------------
time, upon at least five (5) Banking Days' prior written or telephonic notice received by the Agent (which shall promptly advise the Banks), irrevocably elect to permanently reduce the amount of the Credit and the Commitment Amounts (such reduction to be made among the Banks according to their respective Percentages), but only upon payment to the Agent, for the account of the Banks, of the unpaid principal amount of the Revolving Loans, if any, in excess of the then reduced amount of the Revolving Credit Commitment Amount, plus (i) accrued interest to the date of such payment on the principal amount being repaid and (ii) any amount required to indemnify each of the Banks pursuant to Section 3.4 in
                                                           -----------
respect of such payment. Any such reduction shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. The Company may at any time on like notice irrevocably elect to terminate the Credit and the Commitments upon payment in full of (a) the Revolving Loans (or the Term Loans, if applicable), (b) any Fixed Rate Loans, (c) unpaid accrued interest on Loans to the date of such payment, (d) any amount required to indemnify any Bank pursuant to Section 3.4 in respect of such
                                                  -----------
payment, and (e) any other Liabilities of the Company. The Company shall promptly confirm any telephonic notice of reduction or termination of the Credit in writing.

       6.7 Setoff.  In addition to and not in limitation of all other rights and
           ------
remedies (including other rights of setoff) that any Bank or other holder of any Note may have, any Bank or such other holder shall, upon the occurrence of any Event of Default described in Section 12.1 or any Unmatured Event of Default
                              ------------
described in Section 12.1(e), have the right to appropriate and apply to the
             ---------------
payment of any and all Loans and other liabilities of the Company hereunder (whether or not then due), in such order of application as such Bank or such other holder may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of the Company then or thereafter with such Bank or such other holder. Any Bank shall promptly advise the Agent and the Company of any such setoff and application but failure to do so shall not affect the validity of such setoff and application. To secure the payment of such Loans and other liabilities, the Company hereby grants the Agent, for the benefit of the Banks, the Agent and each such other holder a continuing security interest in such balances, credits, deposits, accounts or moneys, and each Bank is hereby appointed and accepts appointment as the agent of the Agent for purposes of maintaining and retaining possession of such property. Notwithstanding the foregoing, each Bank hereby agrees that, if a Person other than the Company establishes to the reasonable satisfaction of such Bank and the Agent that any balances, credits or deposits appropriated and applied by such Bank are properly traceable proceeds of property owned by such other Person and not by the Company, and such other Person has a legally enforceable prior claim to such proceeds under applicable law, such Bank shall, upon receipt of evidence reasonably satisfactory to such Bank and the Agent establishing such legally enforceable prior claim of such other Person, turn over such amounts to the Company or as otherwise instructed by such other Person.

       6.8  Proration of Payments.  If any Bank or other holder of a Note shall
            ---------------------
obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on any Note in excess of its pro rata share of payments and other recoveries obtained by all Banks or other holders on account of principal of and interest on Notes then held by them, such Bank or other holder shall purchase from the other Banks or holders such participation in the Notes held by them as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of them; provided, however, that if
                                                     --------  -------
all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company agrees that the Bank so purchasing a participation from the other Banks under this Section 6.8 may exercise all its rights of payment, including
                 -----------
the right of set-off, with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

  7.   ADDITIONAL PROVISIONS RELATING TO EURODOLLAR LOANS.

       7.1 Increased Cost.  If, as a result of any law, rule, regulation, treaty
           --------------
or directive, or any change therein or in the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

       (a) any tax, duty or other charge with respect to any Eurodollar Loan, any Note or such Bank's obligation to make Eurodollar Loans is imposed, modified or deemed applicable, or the basis of taxation of payments to such Bank of the principal of, or interest on, any Eurodollar Loan (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

       (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank is imposed, modified or deemed applicable; or

       (c) any other condition affecting this Agreement or any Eurodollar Loan is imposed on such Bank or the relevant market;

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining any of the Eurodollar Loans is increased, or the amount of any sum receivable by such Bank hereunder or under any Note in respect of any of the Eurodollar Loans is reduced;

then, (i) the Company shall pay to any such affected Bank upon demand (which
- - - ----
demand shall be accompanied by a statement setting forth the basis for the calculation thereof but only to the extent not theretofore provided to the Company) such additional amount or amounts as will compensate such Bank for such additional cost or reduction (provided such amount has not been compensated for in the calculation of the Eurocurrency Reserve Requirement), and (ii) provided the Agent has not yet determined the Interbank Rate with respect to new Eurodollar Loans requested by the Company but not yet borrowed, at the Company's option by notice to the Agent such request shall be deemed a request to make Alternate Reference Rate Loans. Determinations by such Bank for purposes of this section of the additional amounts required to compensate such Bank in respect of the foregoing shall be conclusive, absent manifest error. In determining such amounts, such Bank may use any reasonable averaging, attribution and allocation methods.

       7.2 Eurodollar Deposits Unavailable or Interest Rate Unascertainable.  If
           ----------------------------------------------------------------
the Company has any Eurodollar Loan outstanding, or has notified the Agent of its intention to borrow a Eurodollar Loan as provided herein, then in the event that prior to any Interest Period any Bank shall have determined (which determination shall be conclusive and binding on the parties hereto) that:

       (a) deposits of the necessary amount for the relevant Interest Period are not available to such Bank in the interbank eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Interbank Rate applicable to such Interest Period; or

       (b) the making or funding of Eurodollar Loans has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of such Bank, materially and adversely affects such Eurodollar Loans or the Bank's obligation to make such Eurodollar Loans, or the relevant market;

the affected Bank shall promptly give notice of such determination to the Company, the Agent and the other Banks, and (i) any notice of new Eurodollar Loans previously given by the Company and not yet borrowed or converted shall be deemed a notice to make an Alternate Reference Rate Loan to the extent of the affected Bank's ratable share of the proposed Borrowing of Eurodollar Loans, and
(ii) the Company shall be obligated either to prepay in full any outstanding Eurodollar Loans made by such affected Bank without any premium or penalty on the last day of the then current Interest Period with respect thereto, or convert any such Loans to Alternate Reference Rate Loans, as selected by the Company, on such last day.

       7.3 Changes in Law Rendering Eurodollar Loans Unlawful. If at any time
           --------------------------------------------------
due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful or impossible for any Bank to make or fund any Eurodollar Loan which it is committed to make hereunder, the obligation of such Bank to provide such Eurodollar Loans shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for any Bank to continue any Eurodollar Loans previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Company, the Agent and the other Banks thereof in writing, and the Company shall, on the earlier of (i) the last day of the then current Interest Period with respect thereto or (ii) if required by such law, rule, regulation, treaty, directive or interpretation, on such date as shall be specified in such notice, either convert each such unlawful Loan to an Alternate Reference Rate Loan or prepay in full each such unlawful Loan, together with accrued interest thereon, without any premium or penalty (except as provided in Section 3.4).
                               ------------

       7.4 Funding.
           -------

       (a) Discretion of each Bank as to Manner of Funding. Notwithstanding any
           -----------------------------------------------
  provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal, in the case of a Eurodollar Loan, to the Interbank Rate for such Interest Period (whether or not such Bank shall have granted any participations in such Loan).

        (b) Funding Through the Sale of Participations. Notwithstanding any
            ------------------------------------------
  provision of this Agreement to the contrary, the Company acknowledges that any Bank may fund all or any part of the Loans by it hereunder by sales of participations to various participants, and agrees that such Bank may, in invoking its rights under this Section 7 or under Section 3.4, demand and
                                 ---------          -----------
  receive payment for costs and other amounts incurred by, or allocable to, any such participant, or take other action arising from circumstances applicable to any such participant, to the same extent that such participant could demand and receive payments, or take other action, under this Section 7 or under
                                                         ---------
  Section 3.4 if such participant were a Bank under this Agreement.
  -----------

       7.5 Mitigation.  With respect to any obligation of the Company to make
           ----------
any payment to any Bank pursuant to Section 7.1 or Section 7.4, the suspension
                                    -----------    -----------
of such Bank's obligation to provide Eurodollar Loans pursuant to Section 7.3,
                                                                  -----------
or the Company's obligation to convert or prepay Eurodollar Loans pursuant to

Section 7.3, upon the occurrence of any event giving rise to any such obligation
- - - -----------
or suspension, such affected Bank will (a) use its best efforts to change its lending office for Eurodollar Loans if such change will avoid the need for, or reduce the amount of, any such payment or prepayment obligation, or will avoid the need for any such suspension, and if such change will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank, and (b) use all reasonable efforts to minimize any such payment obligation of the Company.

  8. WARRANTIES. To induce the Banks to grant the Credit and to make the Loans, the Company warrants that:

       8.1 Existence.  The Company and all of its corporate Subsidiaries are
           ---------
corporations duly organized, validly existing and in good standing under the laws of the states of their respective incorporation. All of the Company's other Subsidiaries, if any, are entities duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective organization. The Company and all of its Subsidiaries are in good standing and are duly qualified to do business in each state where, because of the nature of their respective activities or properties, such qualification is required.

       8.2 Authorization.  The Company is duly authorized to execute and deliver
           -------------
this Agreement and the Notes and is and will continue to be duly authorized to borrow monies hereunder and to perform its obligations under this Agreement and the Notes. The execution, delivery and performance by the Company of this Agreement and the Notes and the borrowings hereunder do not and will not require any consent or approval of any governmental agency or authority.

       8.3 No Conflicts.  The execution, delivery and performance by the Company
           ------------
of this Agreement and the Notes do not and will not conflict with (i) any provision of law, (ii) the charter or by-laws of the Company, (iii) any agreement binding upon the Company, or (iv) any court or administrative order or decree applicable to the Company, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

       8.4 Validity and Binding Effect.  This Agreement is, and the Notes when
           ---------------------------
duly executed and delivered will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

       8.5 No Default.  Neither the Company nor any of its Subsidiaries is in
           ----------
default under any agreement or instrument to which the Company or any Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default might materially and adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole.
No Event of Default or Unmatured Event of Default has occurred and is continuing.

       8.6 Financial Statements.  The Company's audited consolidated and
           --------------------
consolidating financial statement as of June 30, 1994 and the Company's unaudited consolidated and consolidating financial statement as of September 30, 1994, copies of which have been furnished to the Agent and the Banks, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Fiscal Year and period and present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since such dates, there has been no material adverse change in the financial condition of the Company and its Subsidiaries taken as a whole.

       8.7 Insurance.  The certificate signed by the chief financial officer of
           ---------
the Company that attests to and summarizes the property and casualty insurance program carried by the Company and its Subsidiaries (Schedule 8.7 attached
                                                     ------------
hereto) is complete and accurate as of the date of this Agreement. This summary includes the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), exclusions, deductibles and self-insured retention and describes in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Company or any Subsidiary or imposed upon the Company or any Subsidiary by any such insurer. This summary also includes any self-insurance program that is in effect.

       8.8 Litigation.  No claims, litigation, arbitration proceedings or
           ----------
governmental proceedings are pending or threatened against or are affecting the Company or any of its Subsidiaries, the results of which might materially and adversely affect the financial condition or operations of the Company and its Subsidiaries taken as a whole, except those referred to in a schedule furnished to the Bank contemporaneously herewith and attached hereto as Schedule 8.8.
                                                              ------------
Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 8.6
                                                                     -----------
or listed on Schedule 8.15, neither the Company nor any of its Subsidiaries has
             -------------
any contingent liabilities which are material to the Company and its Subsidiaries taken as a whole.

       8.9 Liens.  None of the property, revenues or assets of the Company or
           -----
any of its Subsidiaries is subject to any Lien, except:

     (a) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

     (b) carriers', warehousemen's, mechanics', material men's and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

     (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;

        (e) Liens disclosed in the financial statements referred to in Section
                                                                       -------
     8.6; and
     ----

        (f) Liens listed on Schedule 8.9.
                            ------------

        8.10  Subsidiaries.  The Company has no Subsidiaries except as
              ------------
listed on Schedule 8.10.  The Company and its Subsidiaries own the percentage of
          -------------
its Subsidiaries as set forth on Schedule 8.10.
                                 -------------

        8.11  Partnerships.  Neither the Company nor any of its
              ------------
Subsidiaries is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed on Schedule 8.11.
                                                         -------------

        8.12  Purpose.  The proceeds of the Loans will be used by the
              -------
Company for the payment of all principal, accrued interest, fees, and other amounts owed to Bank of America as agent on behalf of the banks under the Prior Credit Agreement and any excess proceeds for financing Leases and other working capital purposes.

        8.13  Regulation U.  The Company is not engaged in the business of
              ------------
purchasing or selling "margin stock," as such term is defined in Regulation U of the Federal Reserve Board, or extending credit to others for the purpose of purchasing or carrying margin stock, and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or for any other purpose which would violate any of the margin regulations of the Federal Reserve Board.

        8.14  Compliance.  Neither the Company nor any of its Subsidiaries
              ----------
has failed to comply with any statute or governmental rule or regulation applicable to it where the effect of such failure would materially and adversely affect the Company's or any Subsidiary's financial condition or operations.

        8.15  Pension and Welfare Plans.  Each Plan complies in all
              -------------------------
material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Company nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in

Section 4203 or 4205 of ERISA, respectively, or instituted steps to do so; no steps have been instituted to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty; and neither the Company nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer" plan as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of which are not under common control. Neither the Company nor any ERISA Affiliate is a member of, or contributes to, any multiple employer Plan as described in section 4064 of ERISA. Neither the Company nor any of its Subsidiaries has any contingent liability with respect to any post-retirement "welfare benefit plans," as such term is defined in ERISA, except as listed on Schedule 8.15, other than
                                              -------------
liability for continuation coverage described in Part 6 of Title I of ERISA.

        8.16       Taxes.  Each of the Company and its Subsidiaries has filed
                   -----
all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. The federal income tax liability of the Company and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the tax year ended June 30, 1990. The Company is not aware of any proposed assessment against the Company or any of its Subsidiaries for additional Taxes (or any basis for any such assessment) which might be material to the Company and its Subsidiaries taken as a whole, other than any such assessments being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained.

        8.17       Investment Company Act Representation.  The Company is not an
                   -------------------------------------
"investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        8.18       Public Utility Holding Company Act Representation. The
                   -------------------------------------------------
Company is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

  9. COMPANY'S COVENANTS. From the date of this Agreement and thereafter until the expiration or termination of the Credit and until the Notes and other liabilities of the Company hereunder are paid in full, the Company agrees that, unless otherwise consented to by the Majority Banks (or the Agent acting at the direction of the Majority Banks), it will:

        9.1       Financial Statements and Other Reports.  Furnish to the Agent
                  --------------------------------------
in sufficient number of original copies to provide one to each Bank:

        (a) Borrowing Base Certificate. Within 30 days after the end of each
            --------------------------
  month: (i) a certificate substantially in the form of Exhibit G ("Borrowing
                                                        ---------
  Base Certificate") signed by the President or chief financial officer of the Company containing a computation of the Borrowing Base, and showing compliance with the requirements of Section 6.2, and (ii) an aging of the Company's
                           -----------
  accounts receivable in form and content satisfactory to the Agent and the Majority Banks.

       (b) Annual Audit Report. Within ninety (90) days after each Fiscal Year
           -------------------
  of the Company, a copy of the annual audit report of the Company and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP and certified by an independent certified public accountant who shall be reasonably satisfactory to the Agent and the Majority Banks, together with a certificate from such accountant to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or, if such accountant has become aware of any such event, describing it;

  (c) Quarterly Financial Statement.  Within forty-five (45) days after each
      -----------------------------
Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year of the Company, a copy of the unaudited financial statement of the Company and its Subsidiaries prepared in the same manner as the audit report referred to in preceding clause (b), signed by the Company's chief financial officer and
          ----------
consisting of at least a balance sheet as of the close of such Fiscal Quarter and statements of earnings for such Fiscal Quarter and statements of earnings and cash flows for the period from the beginning of such Fiscal Year to the close of such Fiscal Quarter;

  (d) Officer's Certificate.  Together with the financial statements furnished
      ---------------------
by the Company under preceding clauses (b) and (c), a certificate of the
                               ------- ---     ---
Company's chief financial officer in the form of Exhibit F (a "Compliance
                                                 ---------
Certificate"), dated the date of such annual audit report or such quarterly financial statement, as the case may be, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 9;
                                          ---------

  (e) SEC and Other Reports.  Copies of each filing and report made by the
      ---------------------
Company or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission and of each communication from the Company or any Subsidiary to shareholders generally, promptly upon the filing or making thereof;

  (f) Report of Change in Subsidiaries or Partnerships. Promptly from time to
      ------------------------------------------------
time, a written report of any change in the list of the Company's Subsidiaries set forth on Schedule 8.10 or in the list of partnerships and joint ventures set
             -------------
forth on Schedule 8.11; and
         -------------

  (g) Requested Information.  Promptly from time to time, such other reports or
      ---------------------
information as the Agent or any Bank (any such request of a Bank to be made through the Agent) may reasonably request.

        9.2       Notices.  Notify the Agent and each Bank in writing of any of
                  -------
the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

       (a) Default. The occurrence of an Event of Default or an Unmatured Event
           -------
  of Default;

       (b) Litigation. The institution of any litigation, arbitration proceeding
           ----------
  or governmental proceeding which is material to the Company and its Subsidiaries taken as a whole;

       (c) Judgment. The entry of any judgment or decree against the Company or
           --------
  any Subsidiary if the aggregate amount of all judgments and decrees then outstanding against the Company and all Subsidiaries exceeds $100,000 after deducting (i) the amount with respect to which the Company or any Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (ii) the amount for which the Company or any Subsidiary is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Agent;

       (d) Pension and Welfare Plans. The occurrence of a Reportable Event with
           -------------------------
  respect to any Plan; the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan with respect to which it is a substantial employer within the meaning of
  Section 4063 of ERISA; or the incurrence of any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare benefits;

      (e) Material Adverse Change. The occurrence of a material adverse change
          -----------------------
  in the business, operations or financial condition of the Company and its Subsidiaries taken as a whole; or

       (f) Other Events.  The occurrence of such other events as the Agent or
           ------------
  any Bank may from time to time reasonably specify (any such specification by a Bank to be made through the Agent).

        9.3       Existence.  Maintain and preserve, and cause each Subsidiary
                  ---------
to maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

        9.4       Nature of Business.  Engage, and cause each Subsidiary to
                  ------------------
engage, in the leasing of property under "sales type," "direct financing" or "operating" leases, the sale of property on conditional sales contracts, the financing of lease receivables, installment sale contract receivables and revolving credit receivables, or in other activities reasonably related to such leasing, sales or financing activity.

        9.5       Books, Records and Access.  Maintain, and cause each
                  -------------------------
Subsidiary to maintain, complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities; permit, and cause each Subsidiary to permit, access by the Agent and the Banks to the books and records of the Company and such Subsidiary during normal business hours; and permit, and cause each Subsidiary to permit, the Agent or any Bank to make copies of such books and records.

        9.6       Insurance.  Maintain, and cause each Subsidiary to maintain,
                  ---------
insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as the Agent or the Majority Banks may reasonably request (any such request of the Majority Banks to be made through the Agent) from time to time.

        9.7       Insurance Reports.  Provide to the Agent at least annually
                  -----------------
within 90 days of the end of the Company's Fiscal Year, and in a sufficient number of copies to provide one to each Bank, a certificate signed by its chief financial officer that attests to and summarizes the property and casualty insurance program carried by the Company and its Subsidiaries. This summary shall include the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, the annual premium(s), exclusions, deductibles and self-insured retention and shall describe in detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Company or any Subsidiary or imposed upon the Company or any Subsidiary by any such insurer, as well as any self-insurance program that is in effect. The Company shall also notify the Agent and each Bank in writing at least twenty
(20) days prior to any cancellation of, or material change in, any such insurance by the Company or any Subsidiary or within five (5) business days after receipt of any notice (whether formal or informal) of cancellation or change by any of its insurers. Annually, the Agent or any Bank shall have the right to request the Company to have a risk management survey completed by a recognized independent risk management consultant acceptable to the Company and the Agent and the Majority Banks which will identify, quantify and assess any catastrophic uninsured, underinsured or self-insured exposures faced by the Company and all Subsidiaries. The cost of such survey shall be borne solely by the Banks. A sufficient number of copies of the results of each such survey to provide one to each Bank shall be promptly delivered by the Company to the Agent.

        9.8       Repair.  Maintain, preserve and keep, and cause each
                  ------
Subsidiary to maintain, preserve and keep, its properties in good repair, working order and condition; and from time to time make, and cause each Subsidiary to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

        9.9       Taxes.  Pay, and cause each Subsidiary to pay, when due, all
                  -----
of its Taxes, unless and only to the extent that the Company or such Subsidiary, as the case may be, is contesting such Taxes in good faith and by appropriate proceedings and the Company or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

        9.10  Compliance.  Comply, and cause each Subsidiary to comply, with all
              ----------
statutes and governmental rules and regulations applicable to it.

        9.11       Pension Plans.  Not permit, and not permit any Subsidiary to
                   -------------
permit, any condition to exist in connection with any Plan (other than a Multi-employer Plan) which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan; not fail, and not permit any Subsidiary to fail, to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; and not engage in, or permit to exist or occur, or permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Plan which could result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty.

        9.12       Merger, Purchase and Sale.  Not, and not permit any
                   -------------------------
Subsidiary to:

       (a) be a party to any merger or consolidation;

       (b) except in the normal course of its business, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of the assets of the Company and its Subsidiaries taken as a whole, or sell or assign, with or without recourse, any accounts receivable or chattel paper; or

       (c) purchase or otherwise acquire all or substantially all the assets of any Person.

       Notwithstanding the foregoing

       (x) any wholly-owned Subsidiary may merge into the Company or into or with any other wholly-owned Subsidiary;

       (y) any wholly-owned Subsidiary may consolidate with any other wholly-owned Subsidiary so long as immediately thereafter 100% of the voting stock or other ownership interest of the resulting Person is owned by the Company or another wholly-owned Subsidiary; and

       (z) any wholly-owned Subsidiary may sell, transfer, convey, lease or assign all or a substantial part of its assets to the Company or another wholly-owned Subsidiary;

provided, in each of the cases described in preceding clauses (x), (y) and (z),
- - - ---------                                             -------  -    -       -
that immediately thereafter and after giving effect thereto, no Event of Default or Unmatured of Default shall have occurred and be continued.

       For purposes of this Section 9.12 only, a sale, transfer, conveyance,
                            ------------
lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the normal course of business) during the same Fiscal Year, exceeds 10% of the Company's consolidated total assets determined as of the end of the immediately preceding Fiscal Year. As used in the preceding sentence, the term "value" shall mean, with respect to any asset disposed of, the greater of such asset's book or fair market value as of the date of disposition, with "book value" being the value of such asset as would appear immediately prior to such disposition on a balance sheet of the owner of such asset prepared in accordance with GAAP.

        9.13       Liabilities to Net Worth Ratio.  Not permit the ratio of the
                   ------------------------------
Company's Consolidated Total Liabilities to the Company's Consolidated Tangible Net Worth to exceed 4.0 to 1.0.

        9.14       Tangible Net Worth.  Not at any time permit the sum of (a)
                   ------------------
the Company's Consolidated Tangible Net Worth at such time, plus (b) the
                                                            ----
Company's aggregate Net Assets of Securitization Subsidiaries at such time, minus (c) the amount of any Subordinated Debt included in the computation of the
- - - -----
Company's Consolidated Tangible Net Worth at such time; plus (d) the aggregate
                                                        ----
amount paid by the Company to redeem its stock during the period commencing on December 31, 1992 to and including such time, to be less than the sum of (x) $17,000,000 plus (y) 50% of the Company's consolidated cumulative net income for the period commencing January 1, 1993 to and including such time (but not less than zero); provided, however, that, for
                                                  --------  -------
purposes of determining compliance with this Section 9.14, (i) the amount
                                             ------------
included in clause (d) hereof shall not exceed $5,000,000 and (ii) amounts paid
            ----------
by the Company to redeem its stock shall only be included in clause (d) hereof
                                                             ----------
to the extent such stock is retained by the Company as treasury stock.

        9.15       Capital Expenditures.  Not, and not permit any Subsidiary to,
                   --------------------
purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset (which shall not include any property leased by the Company or any Subsidiary as lessor under a Lease) if, after giving effect to such purchase or other acquisition, the aggregate cost of all fixed assets purchased or otherwise acquired by the Company and its Subsidiaries on a consolidated basis in any one Fiscal Year would exceed $800,000.

        9.16       Interest Coverage.  Not permit the ratio of (a) the Company's
                   -----------------
consolidated net earnings before interest expense and provision for Taxes for any Fiscal Quarter or Fiscal Year of the Company to (b) the Company's consolidated interest expense for such Fiscal Quarter or Fiscal Year, as the case may be, to be less than 1.15 to 1.00.

  For purposes of this Section 9.16, (i) net earnings shall not include any
                       ------------
material gains on the sale or other disposition of Investments or fixed assets or any material extraordinary or nonrecurring items of income to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sale or other disposition and extraordinary or nonrecurring charges, and (ii) interest expense shall include, without limitation, implicit interest expense on Capitalized Leases. As used in this paragraph, a gain on the sale or disposition of Investments or fixed assets, or an extraordinary or nonrecurring item of income, shall be "material" if such gain or item of income, when aggregated with all other such gains or items of income, exceeds $50,000 in the aggregate in any Fiscal Year.

        9.17       Restricted Payments.  Not purchase or redeem any shares of
                   -------------------
its stock, declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem, and not permit any Subsidiary to purchase, any subordinated indebtedness of the Company or any Subsidiary; provided, however, that as long as immediately before
                           --------  -------
and after giving effect thereto no Event of Default or Unmatured Event of Default then exists which is continuing (i) the Company may expend up to $5,000,000 to purchase or redeem shares of its stock and (ii) the Company may in any fiscal quarter pay cash dividends in an amount not to exceed twenty-five percent (25%) of the Company's consolidated net income for the immediately preceding fiscal quarter.

        9.18       Company's and Subsidiaries' Stock.  Not permit any Subsidiary
                   ---------------------------------
to purchase or otherwise acquire any shares of the stock of the Company; and not take any action, or permit any Subsidiary to take any action, which will result in a decrease in the Company's or any Subsidiary's ownership interest in any Subsidiary.

        9.19       Indebtedness.  Not, and not permit any Subsidiary to, incur
                   ------------
or permit to exist any Indebtedness, except:

       (a) Indebtedness under the terms of this Agreement;

       (b) other Indebtedness approved in writing by the Majority Banks (or the Agent acting on the direction of the Majority Banks);

       (c) Indebtedness hereafter incurred in connection with the Liens permitted by Section 9.20(a);
               ---------------

       (d) unsecured Indebtedness (which may be pari passu with the Loans) to
                                                ---- -----
  lenders who are parties to an intercreditor agreement with the Banks containing terms satisfactory to the Majority Banks;

       (e) Non-Recourse Debt, provided, however, that (A) such Indebtedness is
                              --------  -------
  incurred under an agreement acceptable to the Agent and the Majority Banks and
  (B) if the Company shall incur Non-Recourse Debt after the date of this Agreement then, to the extent the party to whom such Non-Recourse Debt is owed (a "Non-Recourse Lender") might, under applicable law, become entitled to any recourse against the Company pursuant to (S)1111(b) of the Bankruptcy Reform Act of

  1978 (11 U.S.C. (S)1111(b)) or any other provisions of any bankruptcy, insolvency or other law of any jurisdiction, such Non-Recourse Lender shall have agreed that its recourse claim with respect to the Non-Recourse Debt arising after the date of this Agreement shall be subordinated upon the terms specified in Exhibit I hereto, to the claims of the Banks; and
               ---------

       (f) other Indebtedness outstanding on the date hereof and listed on
  Schedule 9.19.
  -------------

        9.20       Liens.  Not, and not permit any Subsidiary to, create or
                   -----
permit to exist any Lien with respect to any property, revenues or assets now owned or hereafter acquired, except:

       (a) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired, if the Indebtedness secured thereby does not exceed 80% (100% in the case of a Capitalized Lease) of the fair market value of such property at the time of acquisition thereof nor $500,000 in the aggregate for the Company and all Subsidiaries at any one time outstanding.

       (b) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

      (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

       (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

       (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business;

       (f) the Lien provided for in Section 6.7 and other Liens in favor of the
                                    -----------
  Agent for the benefit of the Banks;

       (g) Liens referred to in Section 8.9;
                                -----------

       (h) Liens on Leases and related personal property covered by thereby securing Non-Recourse Debt, if such Indebtedness does not exceed, for the Leases securing such Indebtedness, 100% of the present value (using the interest rate applicable to such Indebtedness) of the Lease Receivables with respect to such Leases; and

       (i) Restricted Cash, provided, however, that the Company shall satisfy
                            --------  -------
  all Restricted Cash requirements from the proceeds of the funds borrowed or otherwise received from the financing of Leases and other chattel paper.

        9.21       Guaranties.  Not, and not permit any Subsidiary to, become or
                   ----------
be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for: (a) the endorsement, in the ordinary course of collection, of instruments payable to it or its order and (b) guaranties by the Company or a Subsidiary of obligations of the Company or another Subsidiary, provided the beneficiary of such guaranty shall be a party to an intercreditor agreement with the Agent for the benefit of the Banks containing terms satisfactory to the Majority Banks.

        9.22       Investments.  Not, and not permit any Subsidiary to, make or
                   -----------
permit to exist any Investment in any Person, except for:

       (a) advances not to exceed, in the aggregate for the Company and all Subsidiaries, $25,000 at any one time outstanding to officers and employees;

       (b)   Permitted Investments;

       (c) Investments evidenced by Vendor Notes;

       (d) Investments (other than Investments in the nature of loans or advances) outstanding on the date hereof in Subsidiaries by the Company and other Subsidiaries; and

       (e) other Investments outstanding on the date hereof and listed on
  Schedule 9.22.
  -------------

        9.23       Leases.  Not enter into or permit to exist, or permit any of
                   ------
its Subsidiaries to enter into or permit to exist, any arrangements for the leasing by the Company or any of its Subsidiaries, as lessee, of any real or personal property (or any interest therein) under leases (other than Capitalized Leases) which require the payment by the Company and its Subsidiaries on a consolidated basis of rental amounts in the aggregate in excess of (i)$500,000 in any one Fiscal Year or (ii) $1,600,000 during the full remaining terms of such leases.

        9.24       Lease Portfolio.  Not permit the Average Original Equipment
                   ---------------
Cost of Assets to exceed $15,000 multiplied by the OEC Inflation Index.

  "Average Original Equipment Cost of Assets" shall mean, as of any date of determination, the aggregate Original Equipment Cost of all items of property owned by the Company or a Subsidiary and leased to other Persons under Leases, divided by the total number of such items of property leased by the Company to other Persons under "sales type," "direct financing" or "operating" leases reflected on the Company's books and records.

  "Original Equipment Cost" shall mean, with respect to an item of personal property owned by the Company or a Subsidiary for lease to another Person, the acquisition cost thereof capitalizable in accordance with GAAP and used to determine the amount recorded on the Company's balance sheet with respect thereto.

  "OEC Inflation Index" shall mean, as of the date of any determination thereof, a fraction, the numerator of which is the monthly Consumer Price Index for All Urban Consumers, All Items, U.S. City Average (1982-84 = 100) (unadjusted) published by the U.S. Bureau of Labor Statistics (the "CPI-U"), for the most recent month for which the CPI-U shall have been published, and the denominator of which is 135 (being the CPI-U for March, 1991); provided, that if the CPI-U
                                                   --------
is no longer published, there shall be substituted in both the numerator and the denominator the most nearly comparable index published by Federal authorities that reflects inflationary or deflationary changes, which substituted index shall be determined by the Agent by notice to the Company and be conclusive in the absence of bad faith or manifest error. In the event that the Company determines that the OEC Inflation Index does not accurately reflect the changes to the cost of items of equipment to be adjusted by such OEC Inflation Index, then another index which in the judgment of the Company more accurately reflects such changes, and which is acceptable to the Majority Banks, shall be substituted for the OEC Inflation Index.

        9.25       Unconditional Purchase Obligation.  Not, and not permit any
                   ---------------------------------
Subsidiary to, enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

        9.26       Other Agreements.  Not, and not permit any Subsidiary to,
                   ----------------
enter into any agreement containing any provision which would be violated or breached by the Company's performance of its obligations hereunder or under any instrument or document delivered or to be delivered by the Company hereunder or in connection herewith.

        9.27       Use of Proceeds.  Not permit any proceeds of the Loans to be
                   ---------------
used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time; and furnish to the Agent, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U.

        9.28       Transactions with Related Parties.  Not, and not permit any
                   ---------------------------------
Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party.

        9.29       Subsidiaries; Partnerships.  Not create or permit to exist,
                   --------------------------
or become a partner or joint venturer in, and not permit any Subsidiary to create or permit to exist or become a partner or joint venturer in, any Subsidiary, partnership or joint venture, as applicable, other than Securitization Subsidiaries, Subsidiaries used in the business of providing revolving credit and any set forth on Schedule 8.10 or Schedule 8.11, as
                                      -------------    -------------
applicable.

  10. CONDITIONS PRECEDENT TO ALL REVOLVING LOANS, FIXED RATE LOANS AND THE TERM LOANS. The obligation of any Bank to make any Revolving Loan or Fixed Rate Loan, or to make its Term Loan, is subject to the satisfaction of each of the following conditions precedent:

        10.1       Notice.  In the case of a Revolving Loan or Fixed Rate Loan,
                   ------
the Agent and such Bank shall have received timely notice of such Revolving Loan in accordance with Section 3.2.
                   -----------

        10.2       Default.  Before and after giving effect to such Loan, no
                   -------
Event of Default or Unmatured Event of Default shall have occurred and be continuing.

        10.3       Insurance.  There shall have been no material change, or
                   ---------
notice of prospective material change (whether such notice is formal or informal):

        (a) in the nature, extent, scope or cost of the insurance policies of the Company or any Subsidiary listed on Schedule 8.7; or
                                          ------------

       (b) to the Company's knowledge, which reduces the policyholder's or financial size ratings of the Company's or any Subsidiary's insurance carriers as established by Best's Insurance Reports,
                    ------------------------

which change would have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole or would significantly adversely affect the Company's ability to perform its obligations under this Agreement or any Note.

        10.4       Warranties.  Before and after giving effect to such Loan, the
                   ----------
warranties in Section 8 shall be true and correct as though made on the date of
              ---------
such Loan, except for such changes as are specifically permitted hereunder.

        10.5       Certification.  Each request for a Borrowing of Revolving
                   -------------
Loans and the request for the Borrowing of the Term Loans shall be deemed to be a certification to the Agent and each Bank that the conditions precedent set out in Sections 10.2, 10.3 and 10.4 have been satisfied.
   -------- ----  ----     ----

        10.6       Term Notes; Fixed Rate Loan Notes.  In the case of the Term
                   ---------------------------------
Loans or Fixed Rate Loans, the Company shall have delivered to the Agent, for the account of the Banks, a duly executed Term Note or Fixed Rate Loan Note, as applicable, payable to the order of each Bank in the amount of its respective Term Loan or Fixed Rate Loan, as applicable.

  11. CONDITION PRECEDENT TO INITIAL REVOLVING LOANS. The obligation of each Bank to make its initial Revolving Loan hereunder is subject to the satisfaction of the condition precedent, in addition to the applicable conditions precedent set forth in Section 10 above, that the Company shall have delivered to the
             ----------
Agent all of the following, each duly executed and dated the date of the initial Revolving Loan (or such other date as is satisfactory to the Agent and all of the Banks), in form and substance satisfactory to the Agent and all of the Banks, and in sufficient number of counterpart originals to provide one to each
Bank:

        11.1       Revolving Note.  Its Revolving Note.
                   --------------

        11.2  Resolutions.  A copy, duly certified by the secretary or an
              -----------
assistant secretary of the Company, of (i) the resolutions of the Company's Board of Directors authorizing or ratifying the execution and delivery of this Agreement and the Notes and authorizing the borrowings hereunder, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to this Agreement and the Notes.

        11.3       Incumbency Certificate.  A certificate of the secretary or an
                   ----------------------
assistant secretary of the Company certifying the names of the Company's officers authorized to sign this Agreement, the Notes and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

        11.4       By-Laws.  A copy, certified as true and correct by the
                   -------
secretary or an assistant secretary of the Company, of the Company's By-Laws.

        11.5       Certificate of Incorporation.  A copy, certified by the
                   ----------------------------
Secretary of State of Delaware, of the Company's Certificate of Incorporation, together with all amendments thereto.

        11.6       Good Standing.  A current Good Standing Certificate issued by
                   -------------
the Secretary of State (or similar officer) of Delaware, Illinois, Florida, and California.

        11.7       Opinion.  An opinion of Kirkland & Ellis, counsel to the
                   -------
Company, addressed to the Agent and the Banks in substantially the form of

Exhibit I.
- - - ---------

        11.8       Exhibits; Schedules.  Completed Exhibits and Schedules, and
                   -------------------
the information disclosed therein shall be acceptable to all of the Banks.

        11.9       Borrowing Base Certificate.  A duly executed Borrowing Base
                   --------------------------
Certificate.

 12.   EVENTS OF DEFAULT AND REMEDIES.

        12.1       Events of Default.  Each of the following shall constitute an
                   -----------------
Event of Default under this Agreement:

  (a) Non-Payment.  Default, and the continuance thereof for five (5) days, in
      -----------
the payment, when due, of any principal of, or interest on, any Loan or any fee hereunder.

  (b) Non-Payment of Other Indebtedness.  Default in the payment when due,
      ---------------------------------
whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness in an aggregate principal amount of $100,000 or more of, or guaranteed by, the Company or any Subsidiary (other than (i) any Indebtedness of any Subsidiary to the Company or to any other Subsidiary and (ii) the Indebtedness evidenced by the Notes).

  (c) Acceleration of Other Indebtedness.  Any event or condition shall occur
      ----------------------------------
which results in the acceleration of the maturity of any Indebtedness in an aggregate principal amount of $100,000 or more of, or guaranteed by, the Company or any Subsidiary (other than (i) any Indebtedness of any Subsidiary to the Company or to any other Subsidiary and (ii) the Indebtedness evidenced by the Notes) or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness.

  (d) Other Material Obligations.  Default in the payment when due, whether by
      --------------------------
acceleration or otherwise, or in the performance or observance (subject to any applicable grace period) of: (i) any obligation or agreement of the Company or any Subsidiary to or with the Agent or any Bank (other than any obligation or
                                                 ----- ----
agreement of the Company hereunder or under any Note), or (ii) any material obligation or agreement of the Company or any Subsidiary to or with any other Person with respect to any material purchase or lease of goods or services

(other than (x) any such material obligation or agreement constituting or
- - - ------ ----
related to Indebtedness, (y) Trade Accounts Payable, and (z) any material obligation or agreement of any Subsidiary to the Company or to any other Subsidiary), except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary, as the case may be, in good faith and by appropriate proceedings and the Company or such Subsidiary shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

  (e) Insolvency.  The Company or any of its Subsidiaries  becomes insolvent, or
      ----------
generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or for a substantial part of the property of the Company or such Subsidiary, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any of its Subsidiaries or for a substantial part of the property of the Company or any of its Subsidiaries and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against the Company or any of its Subsidiaries and, if instituted against the Company or any of its Subsidiaries, is consented to or acquiesced in by the Company or such Subsidiary or remains for 60 days undismissed; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Company or any of its Subsidiaries which is not released within 60 days of service.

  (f) Pension Plans.  The institution by the Company or any ERISA Affiliate of
      -------------
steps to terminate any Plan if, in order to effectuate such termination, (i) the Company or any ERISA Affiliate would be required to make a contribution to such Plan or would incur a liability or obligation to such Plan and (ii) immediately after giving effect to the payment or satisfaction of such contribution, liability or obligation (if made or undertaken by the Company or any Subsidiary) an Event of Default or Unmatured Event of Default would exist and be continuing; or the institution by the PBGC of steps to terminate any Plan.

       (g) Agreements.  Default in the performance of any of the Company's
           ----------
  agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 12.1) and continuance of such
                                       ------------
  default for 30 days after notice thereof to the Company from the Agent.

      (h) Warranty. Any warranty made by the Company herein is untrue or
          --------
  misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by the Company to the Agent or any Bank is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by the Company to the Agent or any Bank is untrue or misleading in any material respect on or as of the date made or deemed made.

     (i) Litigation. There shall be entered against the Company or any
         ----------
  Subsidiary one or more judgments or decrees in excess of $100,000 in the aggregate at any one time outstanding for the Company and all Subsidiaries, excluding those judgments or decrees (i) that shall have been outstanding less than 60 calendar days from the entry thereof or (ii) for and to the extent which the Company or any Subsidiary is fully insured (other than a deductible portion not to exceed $100,000) and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Company or any Subsidiary is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Agent and the Majority Banks.

      (j) Change of Ownership. Richard Grossman shall cease to own at least 35%
          -------------------
  of the issued and outstanding stock of the Company which, under ordinary circumstances, has the power to elect a majority of the Company's Board of Directors.

        12.2  Remedies.  If any Event of Default described in Section 12.1
              --------                                        ------------
shall have occurred and be continuing, the Agent, upon the request of the Majority Banks, may declare the Commitments and the Credit to be terminated and all or a portion of the Loans to be due and payable, whereupon the Commitments and Credit shall immediately terminate and the outstanding Loans shall become immediately due and payable to the extent so declared, all without notice of any kind (except that if an event described in

Section 12.1(e) occurs, the Commitments and the Credit shall immediately
- - - ---------------
terminate and all outstanding Loans shall become immediately due and payable without declaration or notice of any kind). The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.

  13.   THE AGENT.

        13.1       Authorization and Appointment.  Each Bank hereby appoints and
                   -----------------------------
authorizes the Agent, and the Agent hereby agrees to act, on behalf of such Bank as such Bank's agent to the extent provided in this Agreement or in any other Loan Document. The Agent shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof or thereof, as applicable, and to take or refrain from taking such other action as may be reasonably incidental thereto. As to any other matters not expressly provided for by this Agreement or another Loan Document, the Agent shall not be required to exercise any discretion or take any action.

        13.2       Indemnification.  To the extent the Company does not do so,
                   ---------------
each Bank agrees to reimburse the Agent upon request, and indemnify the Agent for, and hold the Agent harmless against, a share (determined, in accordance with such Bank's Percentage) of any loss, damages, penalty, action, judgment, obligation, out-of-pocket cost, disbursement, liability or out-of-pocket expense (including reasonable fees, disbursements and charges of the Agent's attorneys) which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of actual gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with the performance of its obligations or the exercise of its powers hereunder or under any other Loan Documents, or any request by any Bank, including without limitation the costs, expenses and disbursements in connection with defending against any claim or liability, or answering any subpoena, related to the exercise or performance of any of its powers or duties as Agent under this Agreement or any other Loan Documents, or the taking or refraining from taking any action under or in connection with this Agreement or any other Loan Document.

        13.3       Exculpation.  The Agent shall be entitled to act, and shall
                   -----------
be fully protected in acting upon, any communication in whatever form believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by it or them (including, without limitation, any action taken or omitted hereunder pursuant to any provision of this Agreement or any other Loan Document that permits the Agent to exercise its discretion) except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, any Note or any other Loan Document, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, collectibility, existence, value or enforcement of any of the Liabilities or any property at any time securing payment or performance of the Company's obligations hereunder, under the Notes or any other Loan Document, (iii) be under any duty to inquire into or pass upon or be informed with respect to any of the foregoing matters, or to make any inquiry concerning the performance by the Company or any other Person of its obligations or (iv) be responsible for any determination made by it or them as to whether or not the transactions contemplated hereby or the obligations of the Company hereunder or any other obligations of the Company or its affiliates qualify as a highly leveraged transaction, as such term is defined in Comptroller of the Currency Banking Circular 242 and interpreted in the February 6, 1990 joint statement of the Comptroller of the Currency, the Federal Reserve Board and the Federal Deposit Insurance Corporation, as further amended, interpreted or otherwise modified from time to time. In any event, the Agent shall at all times be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting, if the Agent acts or refrains from acting in accordance with written instructions from the Majority Banks. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity.

        13.4       Non-Reliance on Agent.  Each Bank acknowledges that it has,
                   ---------------------
independently and without reliance on the Agent or any other Bank, and based on such documents and information as it deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement, and made such inquiries and taken such care on its own behalf as would have been the case had such Bank's commitment been granted and such Bank's Loans and other financial accommodations to the Company been made directly by such Bank to the Company without the intervention of the Agent or any other Bank. Each Bank further agrees and acknowledges that it will, independently and without reliance upon or the intervention of the Agent or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Bank further agrees and acknowledges that
(i) the Agent makes no representations or warranties about the credit-worthiness of the Company or with respect to the legality, validity, sufficiency, value or enforceability of this Agreement, any Note or any other Loan Document or any of the Liabilities, or of any collateral or other security which at any time may secure any of the Liabilities and (ii) except for notices, documents, reports and other information expressly required to be furnished by the Agent to the Banks under this Agreement or another Loan Document to which the Agent is a party or by which it is bound, the Agent has no duty or responsibility to provide such Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any other Person that may come into the Agent's possession. If and to the extent that the Agent provides any Bank with copies of documents or information as a result of any field examination, collateral audit or other investigation by the Agent with respect to this Agreement or any other Loan Document, such Bank agrees that such documents are provided without any representation or warranty by the Agent as to the validity, accuracy or completeness thereof, and such Bank shall have no claim against the Agent with respect thereto for any reason whatsoever.

        13.5       Agent and Affiliates.  The Agent shall have the same rights
                   --------------------
and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as if the Agent were not the Agent hereunder.

        13.6       Notice to Holder of Notes.  The Agent may deem and treat the
                   -------------------------
payees of any Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof has been filed with the Agent. Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

        13.7       Resignation.  The Agent may resign as such at any time upon
                   -----------
at least 30 days' prior notice to Company and the Banks. In the event of any such resignation, the Majority Banks shall as promptly as practicable appoint a successor Agent, the identity of which shall be approved by the Company (which approval will not be unreasonably withheld or delayed). If no successor shall have been so appointed, and shall have accepted such appointment, within 30 days after the giving of notice of such resignation, then the retiring Agent may (but shall not be required to), on behalf of the Banks, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any resignation pursuant to this Section 13.7, the provisions
                                                   ------------
of this Section 13 shall inure to the benefit of the retiring Agent as to any
        ----------
actions taken or omitted to be taken by it while it was Agent hereunder.

  14.   GENERAL.

        14.1       No Waiver by the Agent or Banks.  No failure or delay on the
                   -------------------------------
part of the Agent or any Bank in the exercise of any power or right, and no course of dealing between the Company and the Agent or any Bank, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies which may be available to the Agent or any Bank at law or in equity. No notice to or demand on the Company not required hereunder shall in any event entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Bank to any other or further action in any circumstances without notice or demand.

        14.2       Amendments.  No amendment, modification or waiver of, or
                   ----------
consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Borrower, the Agent and Banks having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation, by the Majority Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (i) waive any of the conditions specified in
Section 10 or Section 11, (ii) increase the amount or extend the term of the
- - - ----------    ----------
Commitment of any Bank or subject the Banks to any additional obligations, (iii) reduce the principal of, or interest on any of the Loans under or evidenced by this Agreement or any Note, or reduce or waive the amount of any fee payable to or for the account of the Banks under this Agreement, (iv) postpone or extend any date fixed for any payment of principal of, or interest on, any of the Loans under or evidenced by this Agreement or any Note, or any reimbursement obligation, (v) change the definition of Majority Banks or otherwise reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent, (vi) change the definition of Borrowing Base, or change the definition of any of the defined terms referred to in the definition of Borrowing Base or
(vii) change any provision of this Section 14.2.  Further, no amendment,
                                   ------------
modification, waiver or consent shall extend the maturity or reduce the principal amount of, or rate of interest on, any Loan without the consent of the holder of such Loan. No provision of Section 13 shall be amended, modified or
                                      ----------
waived, nor shall the amount of the Agent's fee referred to in Section 5.6 be
                                                               -----------
amended, without the consent of the Agent.

        14.3  Notices.  Except as otherwise expressly provided herein, any
              -------
notice hereunder to the Company, the Agent or any Bank shall be in writing (including telegraphic, telex, or facsimile communication) and shall be given to the Company, the Agent or such Bank at its address, telex number or facsimile number set forth on the signature pages hereof or at such other address, telex number or facsimile number as such party may, by written notice, designate as its address, telex number or facsimile number for purposes of notices hereunder. All such notices shall be deemed to be given when transmitted by telex and the appropriate answerback is received, transmitted by facsimile, delivered to the telegraph office, delivered by courier, personally delivered or, in the case of notice by mail, three (3) Banking Days following deposit in the United States mail, properly addressed as herein provided, with proper postage prepaid; provided, however, that notices to the Agent with respect to the Conversion
- - - --------  -------
Date, or under Sections 3.2, 3.3, 6.2, 6.3, 6.4, 6.5 or 6.6 shall not be
               ------------  ---  ---  ---  ---  ---    ---
effective until actually received by the Agent.

        14.4  Expenses; Attorney's Fees.  The Company agrees, whether or
              -------------------------
not any Loan is made hereunder, to pay upon demand all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of attorneys) incurred by the Agent or any Bank, and the reasonable charges for and expenses of attorneys who may be employees of the Agent or a Bank, in connection with (a) in the case of the Agent, (i) the preparation, negotiation and execution of this Agreement and any other Loan Documents, (ii) the preparation of any and all amendments to this Agreement or any other Loan Document, and
(iii) the performance of periodic collateral field examinations and/or audits; and (b) in the case of the Agent and each Bank, (i) the collection or enforcement of the Company's obligations hereunder or under any other Loan Document and (ii) the collection or enforcement of any rights of the Agent or any Bank in or to any property at any time securing payment or performance of the Company's Liabilities. The Company also agrees (x) to indemnify and hold the Agent and each Bank harmless from any loss or expense which may arise or be created by the Agent's acceptance of telephonic or other instructions for making Loans and (y) to pay, and save the Agent and each Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, any Note or any other Loan Document, or the issuance of any Note or of any other Loan Documents. The Company's foregoing obligations shall survive any termination of this Agreement.

        14.5  Assignments; Participations.  Each Bank may assign, or sell
              ---------------------------
participations in, its Loans and its Commitments hereunder to one or more other Persons in accordance with this Section 14.5.
                                ------------

        14.5.1   Assignments. Any Bank may, subject to the further provisions of
        --------------------
  this Section 14.5, with the prior written consent of the Agent (which consent
       ------------
  shall not be unreasonably withheld or delayed), at any time sell, assign or negotiate and delegate to one or more commercial banks or other financial institutions (each Person to whom such assignment and delegation is to be made being herein referred to as an "Assignee"), all or any part of its Commitments, Loans, Notes and other rights and obligations under this Agreement and the other Loan Documents (such transfer is herein called an "Assignment"). Upon such Assignment becoming effective as provided in Section
                                                                        -------
  14.5.2, the assigning Bank shall be relieved from the portion of the
  ------
  Commitments, obligations to indemnify the Agent and other obligations hereunder to the extent assumed and undertaken by the Assignee, and to such extent the Assignee shall have the rights and obligations, and shall be and become, a "Bank" hereunder. Notwithstanding the foregoing, unless otherwise consented to by the Agent, (i) each Bank shall retain an interest in the Loans such that, unless it assigns its entire interest, its Percentage is never less than ten percent (10%), (ii) each Assignment and delegation shall be of a constant, and not a varying, percentage of such assigning Bank's Commitments, Loans, Notes and other rights and obligations, (iii) each Assignment shall be in the initial principal amount of not less than 10% of the Credit in the aggregate for all Loans and Commitments assigned (or an integral multiple of $500,000 if above such amount), and

(iv) each Assignment shall be documented by an agreement between the assigning Bank and the Assignee in a form acceptable to the Agent, duly completed (an "Assignment and Assumption Agreement").

  14.5.2  Effectiveness of Assignments. An Assignment shall become effective
          ----------------------------
hereunder when all of the following shall have occurred; provided that the
                                                         --------
Company and the Agent shall be entitled to continue to deal solely and directly with such assigning Bank in connection with the interests so assigned and delegated until such Assignment has become effective:

       (a) the Agent and the Company shall have given prior written consent to the Assignment (which consents will not be unreasonably withheld); provided,
                                                                     --------
  that no consent of the Company or the Agent shall be required if (i) the
  ----
  Assignee is already a Bank under the Agreement and (ii) as a result of such Assignment First Union's Percentage will not be less than 66% prior to the Conversion Date or any extension thereof nor less than 34% thereafter;

       (b) the Agent and the Company shall have received payment instructions, addresses and related information with respect to such Assignee;

       (c) the Agent and the Company shall have received evidence satisfactory to the Company and the Agent that, as of the date of such assignment and delegation, the Company will not be required to pay any costs, fees, taxes or other amounts of any kind or nature with respect to the interest assigned in excess of those payable by the Company with respect to such interest prior to such assignment;

       (d) the Agent shall have received from the assignor or the assignee, for the account of the Agent a processing fee of $3,000;

       (e) the Assignee shall have submitted the relevant Assignment and Assumption Agreement, or other document in which the transferee shall have agreed in writing to have irrevocably assumed and undertaken the transferred portion of the assigning Bank's obligations hereunder (including, without limitation, the obligation to indemnify the Agent hereunder), to the Agent, with a copy to the Company, and shall have provided to the Agent information the Agent shall have reasonably requested to make payments to the Assignee; and

       (f) the assigning Bank and the Agent shall have agreed upon a date upon which the Assignment shall become effective.

Upon the Assignment becoming effective (i) the Company and the Agent shall make appropriate arrangements so that, if appropriate, new Notes are issued to the assigning Bank and the Assignee and previously issued Notes are returned to the Company, (ii) the Agent shall thereafter forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Bank, but for the Assignment, in proportion to the percentage of the assigning Bank's rights transferred to the Assignee, (iii) the Assignee shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee shall have the rights and obligations of a Bank hereunder and under the other Loan Documents and (iv) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder. Any attempted assignment and delegation not made in accordance with this Section 14.5 shall be null and void.
                     ------------

  14.5.3  Participations.  Any Bank may at any time, subject to the provisions
          --------------
of this Section 14.5.3, sell to one or more commercial banks or other Persons
        --------------
(each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of its Loans, Commitments and Notes hereunder; provided, however, that
                 --------  -------

       (a) no participation may be sold to a Person which is not an affiliate of a Bank, or is itself a Bank, without the Company's consent (which consent will not be unreasonably withheld or delayed);

       (b) no participation contemplated in this Section 14.5.3 shall relieve
                                                 --------------
  such Bank from its commitment hereunder or its other obligations hereunder;

       (c) such Bank shall remain solely responsible for the performance of its commitments hereunder and such other obligations;

       (d) the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement;

       (e) no Participant, unless such Participant is an affiliate of such Bank, or is itself a Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder, except that such Bank may agree with any Participant that such Bank will not, without such Participant's consent, take any action which would, in the case of any principal, interest or fee in which the Participant has a beneficial interest: (i) reduce the principal of, or interest on, any of the Loans, or reduce or waive the amount of any fee payable to or for the account of the Banks under this Agreement or (ii) postpone or extend any date fixed for any payment of principal of, or interest on, any of the Loans, or any reimbursement obligation; and

       (e) no Participant may further participate any interest hereunder (and each participation agreement shall contain a restriction to such effect).

The Company acknowledges and agrees that, to the extent permitted by applicable law, each Participant shall be considered a Bank for purposes of Sections 6.7
                                                                 ------------
and Section 3.5.
    ------------

        14.6       Information.  Each Bank may furnish any information
                   -----------
concerning the Company in the possession of such Bank from time to time to assignees of the rights and/or obligations of such Bank hereunder and to participants in any Loan (including prospective assignees and participants) and may furnish information in response to credit inquiries consistent with such Banks' general banking practice.

        14.7       Severability.  Any provision of this Agreement which is
                   ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        14.8       Successors.  This Agreement shall be binding upon the
                   ----------
Company, the Agent and the Banks and their respective successors and permitted assigns, and shall inure to the benefit of the Company, the Agent and the Banks and the successors and permitted assigns of the Agent and the Banks. The Company shall not assign its rights or duties hereunder without the consent of the Agent and all the Banks.

        14.9       Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts executed by all of the parties shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received telegraphic, telex or other written confirmation from such Bank of the execution of a counterpart hereof by such Lender), this Agreement shall become effective as of the date hereof, and at such time the Agent shall notify the Company and each Bank.

        14.10      Governing Law.  This Agreement, the Notes and the other
                   -------------
Loan Documents shall be contracts made under and governed by the internal laws of the State of Illinois.

        14.11      WAIVER OF JURY TRIAL.  EACH OF THE COMPANY, THE AGENT AND
                   --------------------
EACH BANK WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT,

INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                               *   *   *   *   *

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                 TRANS LEASING INTERNATIONAL, INC.

                                 By:
                                     --------------------------------
                                 Title:   Vice President, Finance and
                                       ------------------------------
                                          Chief Financial Officer
                                       ------------------------------

                                Address:  3000 Dundee Road
                                          Northbrook, IL 60062

                                Attention: Mr. Norman Smagley
                                Facsimile number: 708/291-7318

   Amount
     of
 Commitment   Percentage
 ----------   ----------

$50,000,000     100.00%         FIRST UNION NATIONAL BANK OF
                                NORTH CAROLINA, individually
                                and as Agent

                                By:
                                     ------------------------------
                                Title:    Assistant Vice President
                                      -----------------------------

                                Address:  One First Union Center,
                                           TW-19
                                          301 S. College St.
                                          Charlotte, NC 28288-0735

                                Attention: Christopher R. Snyder
                                Telex number:  68433115
                                (Answerback:   FUNCHA)
                                Facsimile number:  704/374-4092